                                                                     EXHIBIT 4.7

                   KIMBERLY-CLARK CORPORATION HOURLY EMPLOYEES
                            INCENTIVE INVESTMENT PLAN


                                      xci

                        KIMBERLY-CLARK CORPORATION HOURLY
                       EMPLOYEES INCENTIVE INVESTMENT PLAN


                     (As amended through December 31, 2000)


                                      xcii

                                    ARTICLE I

                    NAME, PURPOSE AND EFFECTIVE DATE OF PLAN


This Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan (the "Plan") has been adopted effective August 1, 1967. Its purpose is to promote the interests of the Corporation and its stockholders by encouraging Eligible Employees to arrange for personal investment programs which, depending upon the success of the Corporation, will be augmented by Company Matching Contributions. It provides each Eligible Employee with an opportunity to become a stockholder of the Corporation. To comply with the applicable requirements of the Tax Reform Act of 1986, the Plan has been restated in its entirety effective March 31, 1993, except as otherwise provided in Section 11.12 hereof. [THE FOLLOWING SENTENCE IS EFFECTIVE SEPTEMBER 1, 1994:] The Plan is intended to be an employee stock ownership plan, as defined in section 4975 of the Code, and is designed to invest primarily in qualifying employer securities, as defined in section 409(l) of the Code.


                                     xciii

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION


2.1 Definitions. When the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

         (a) Accounts: The accounts under the Plan to be maintained for each Participant as provided in Section 6.2.

         (b) Actual Contribution Percentage: A percentage which, for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of

                  (i) the amount of After-Tax Contributions and Company Matching Contributions remitted to the Trustee on behalf of each Eligible Employee for such Plan Year (but only to the extent that such Contributions and Company Matching Contributions are not considered for purposes of Section 2.1(c) hereof), together with qualified nonelective contributions treated as Company Matching Contributions pursuant to Code section 401(m) and regulations thereunder, to

                  (ii) the Eligible Employee's Total Compensation for such Plan Year.

                  For the purposes of determining the ratio of a Highly Compensated Eligible Employee, the After-Tax Contributions, Company Matching Contributions, and Total Compensation of such Highly Compensated Eligible Employee shall include the After-Tax Contributions, Company Matching Contributions, and Total Compensation of family members (as defined in Code section 414(q)(6)(B)) of said Highly Compensated Eligible Employee; provided, however, that this sentence shall not apply for Plan Years beginning after December 31, 1996.

         (c) Actual Deferral Percentage: A percentage which, for a specified group of Eligible Employees for a Plan Year, shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of

                  (i) the amount of Before-Tax Contributions remitted to the Trustee on behalf of each such Eligible Employee for such Plan Year (and, to the extent determined appropriate by the Committee, such other Contributions and Company Matching Contributions as may be used to determine the actual deferral percentage under Code section 401(k) and regulations thereunder), to

                  (ii) the Eligible Employee's Total Compensation for such Plan Year.

                  For the purposes of determining the ratio of a Highly Compensated Eligible Employee, the Before-Tax Contributions and Total Compensation of such Highly Compensated Eligible Employee shall include the Before-Tax Contributions and Total Compensation of family members (as defined in Code section 414(q)(6)(B))


                                      xciv
                  of said Highly Compensated Eligible Employee; provided, however that this sentence shall not apply for Plan Years beginning after December 31, 1996.

         (d) Affiliated Employer: An Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to Code section 414(o).

         (e) After-Tax Contributions: Contributions made by Participants on an after-tax basis, which include Basic After-Tax Contributions and Unrestricted After-Tax Contributions.

         (f)      All Cash Distribution: As defined in subsection 7.3(c).

         (g)      All Stock Distribution: As defined in subsection 7.3(a).

         (h) Annuity Starting Date: The first day of the first period following the Valuation Date for which a Participant's distribution is payable as an annuity.

         (i) Ballard: Ballard Medical Product, a wholly-owned subsidiary of the Corporation.

         (j) Ballard Heritage Employee: An Employee of Ballard, as of December 31, 1999, who has an Hour of Service on January 1, 2000. Except for purposes of Article III, a Ballard Heritage Employee may also include a former employee of Ballard with an account in the Ballard Savings Plan as of December 31, 1999 which is transferred to this Plan as of January 31, 2000.

         (k) Ballard Heritage Rollover Account: An Account consisting of Discretionary Contributions and Matching Contributions, as defined under the Ballard Savings Plan, and earnings and losses attributable thereto, transferred from the Ballard Savings Plan as of January 31, 2000 with respect to the Ballard Heritage Employees, pursuant to the merger of the Ballard Savings Plan herein, and rollovers made under a prior version of this Plan, with earnings thereon.

         (l) Ballard Savings Plan: the Ballard Medical Products 401(k) Retirement Savings Plan.

         (m) Base Hourly Wages: An amount, as determined by the Employer pursuant to Committee rule, which is that portion of an Eligible Employee's Total Compensation from an Employer which consists only of regular earnings while a Participant. Base Hourly Wages shall be determined before Before-Tax Contributions pursuant to subsection 3.2(a), and any elective wage reduction contributions pursuant to Code Section 125, are deducted. Notwithstanding the foregoing, the amount of any Eligible Employee's compensation which is taken into account for purposes of determining such Eligible Employee's Base Hourly Wages under the Plan shall not exceed the limit set forth in Section 11.12.



                                      xcv

         (n)      Basic After-Tax Contributions:

                  (i) Contributions made by Participants under subsection 3.2(b) on an after-tax basis on account of which a Company Matching Contribution is made to the Plan on behalf of the Participant; or

                  (ii) Before-Tax Contributions in excess of the limitation under subsection 3.5(a)(i) or in excess of the limitation under subsection 3.5(b)(i) which are recharacterized under subsection 3.5(b)(iii), and any other employee contributions, as defined in Code
                           Section 401(m) and the regulations thereunder, on account of which a Company Matching Contribution was made to this Plan on behalf of the Participant,

                  excluding any such employee contributions contributed prior to April 1, 1990, or made on behalf of a Participant who was employed prior to April 1, 1989.

         (o) Beneficiary: The person or persons last designated on Timely Notice by a Participant, provided the named person survives the Participant. If no such person is validly designated as provided under Section 7.7(a), or if the designated person predeceases the Participant, the Beneficiary shall be the Participant's spouse, if living, and if not, the Participant's estate.

         (p) Before-Tax Contributions: Contributions made by Employers on behalf of Participants under subsection 3.2(a) on or after April 1, 1993 that are considered deferred within the meaning of Code section 401(k) and regulations thereunder.

         (q)      Board: The Board of Directors of the Corporation.

         (r) Bond Index Fund: An Investment Fund consisting of U.S. government and investment grade corporate bonds, and asset backed and mortgage backed securities with the objective to match the performance of the Lehman Brothers Aggregate Bond Index, or such other similar index as may be selected by the Named Fiduciary. The Bond Index Fund shall include funds transferred from the Government Fund as of October 1, 1996 under the prior version of the Plan, and Contributions allocated to the Government Fund under the prior version of the Plan shall be allocated to the Bond Index Fund. The Bond Index Fund shall also include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the KCTC Admiral Long-Term U.S. Treasury Portfolio Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan. The Bond Index Fund shall also include funds transferred as of January 1, 1998 from the KCTC Admiral Long-Term U.S. Treasury Portfolio Fund accounts pursuant to the merger of the KCTC Salaried Plan herein. The Bond Index Fund shall also include funds transferred as of January 31, 2000 from the Ballard Bond and Mortgage Account pursuant to the merger of the Ballard Savings Plan herein.

         (s) Business Day: Any day on which securities are traded on the New York Stock Exchange.

         (t) Code: The Internal Revenue Code of 1986, as amended from time to time.

         (u)      Commissioner: The Commissioner of the Internal Revenue
                  Service.


                                      xcvi

         (v) Committee: The committee appointed to administer and regulate the Plan as provided in Article IX.

         (w) Company Matching Contributions: Amounts contributed under the Plan by Employers as provided in Article IV.

         (x) Contributions: Amounts deposited under the Plan by or on behalf of Participants including Before-Tax Contributions, and After-Tax Contributions as provided in Article III.

         (y) Corporation: Kimberly-Clark Corporation (a Delaware corporation).

         (z)      Corporation Stock: The common stock of the Corporation.

         (aa) Current Market Value: The fair market value on any day as determined by the Trustee in accordance with generally accepted valuation principles applied on a consistent basis.

         (bb) Day of Service: An Employee shall be credited with a Day of Service for each calendar day commencing with the date on which the Employee first performs an Hour of Service until the Employee's Severance from Service Date. If an Employee quits, is discharged, retires, or dies, and such Employee does not incur a One-Year Period of Severance, the Employee shall be credited with a Day of Service for each calendar day elapsed from the Employee's Severance from Service Date to the date on which the Employee again completes an Hour of Service.

         (cc) Eligible Employee: Any person who is in the employ of an Employer during such periods as he meets all of the following conditions:

                  (i) he is an Employee on the regular payroll of an Employer,

                  (ii) he has (a) at least one calendar month of continuous Service or (b) has completed during a computation period beginning on or after April 1, 1993, 365 consecutive Days of Service, or has completed during a computation period ending on or prior to March 31, 1993, at least 1,000 Hours of Service. A computation period for purposes of this subsection 2.1(u)(ii) shall be a period of 12 consecutive months, beginning on the Employee's date of employment by the Corporation, a Subsidiary or an Equity Company or an anniversary thereof; and

                  (iii)    he is in a Participating Unit.

                  For purposes of the preceding sentence, "on the regular payroll of an Employer" shall mean paid through the payroll department of such Employer, and shall exclude employees classified by an Employer as intermittent or temporary employees, and persons classified by an Employer as independent contractors, regardless of how such Employee may be classified by any federal, state, or local, domestic or foreign, governmental agency or instrumentality thereof, or court.

                  Any leased employee (as defined in Code section 414(n)) shall not be considered an Eligible Employee under the Plan. In addition, a person who xcvii
                  formerly was an Eligible Employee shall be treated as an Eligible Employee for all purposes hereunder during such periods as he meets all of the following conditions:

                  (i) he is an Employee on the regular payroll of an Employer; and

                  (ii) he is on temporary assignment to provide services for a corporation, hereinafter referred to as the "Affiliate," which is a member of a controlled group of corporations, within the meaning of Code section 414(b) as modified by Code section 415(h), of which the Corporation is a member, and which is not an Employer hereunder.

                  For purposes of the preceding sentence, a person shall be considered on temporary assignment only if his period of service for an Affiliate is expected to be of brief duration not to exceed 2 years and if he is expected to resume services for an Employer upon the expiration of the temporary assignment with the Affiliate. A person shall also be considered on temporary assignment at other Employers or in other classifications or from another Employer or classification only if his period of service in such assignment is expected to be of brief duration not to exceed 2 years and if he is expected to resume services in his regular assignment upon the expiration of such assignment.

         (dd)     Employee:  A person employed by an Employer.

         (ee) Employee Accounts: Those Accounts which reflect that portion of a Participant's interest in the Investment Funds which are attributable to his Contributions, including the Ballard Heritage Rollover Account and the KCTC Heritage Rollover Account.

         (ff) Employer: The Corporation and each Subsidiary which the Committee shall from time to time designate as an Employer for purposes of the Plan pursuant to Article X hereof, and which shall adopt the Plan and the Trust. A list of Employers is set forth in Appendix A.

         (gg) Employer Accounts: Those Accounts which reflect the portion of a Participant's interest in the Investment Funds which are attributable to Company Matching Contributions.

         (hh)     Entry Date: The first day of each month.

         (ii) Equity Company: Any corporation, which is not the Corporation or a Subsidiary, 33-1/3% or more of the voting shares of which are owned directly or indirectly by the Corporation.

         (jj) ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

         (kk) Growth Stock Fund: An Investment Fund consisting primarily of common or preferred stocks of medium to large capitalization companies identified by the fund manager as having above average growth potential. The Growth Stock Fund will include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the KCTC U.S. Growth Portfolio Fund and the KCTC Index Trust - Small Cap Stock Portfolio accounts of KCTC Heritage xcviii

                  Employees under the KCTC Hourly Plan. The Growth Stock Fund shall also include funds transferred as of January 31, 2000 from the Ballard Large Company Growth Account and the Medium Company Growth Account pursuant to the merger of the Ballard Savings Plan herein.

         (ll) Highly Compensated Eligible Employee: An Eligible Employee who is described in Code section 414(q) and applicable regulations thereunder. An Employee who is described in Code section 414(q) and applicable regulations thereunder generally means an Employee who performed services for the Employer or an Affiliated Employer during the "Determination Year" and is in one or more of the following groups:

                  (i) Employees who at any time during the "Determination Year" or "Look-Back Year" were "Five Percent Owners" of the Employer or an Affiliated Employer. "Five Percent Owner" means any person who owns (or is considered owning within the meaning of Code Section
                           318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and
                           (o) shall be treated as separate employers; or

                  (ii) Employees who received "Compensation" during the "Look-Back Year" from the Employer or an Affiliated Employer in excess of $80,000, adjusted for changes in the cost of living as provided in Code section 415(d) and, if the Employer elects, were in the "Top Paid Group" of Employees for the Plan Year. "Top Paid Group" means the top 20 percent of Employees, excluding those Employees described in Code section 414(q)(8) and applicable regulations, who performed services during the applicable Year, ranked according to the amount of "Compensation" received from the Employer during such Year.

                  The "Determination Year" shall be the Plan Year for which testing is being performed, and the "Look-Back Year" shall be the immediately preceding 12 month period.

                  An Employer may make a uniform election with respect to all plans of the Employer to apply a calendar year calculation, as permitted by regulations under Code section 414(q).

                  For purposes of this subsection, "Compensation" shall mean compensation as defined in subsection 12.1(a)(iv) including elective salary reduction contributions made under this Plan or another cash or deferred arrangement or pursuant to Code
                  Section 125.

         (mm) Hours of Service: Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of duties and for reasons other than the performance of duties during the applicable computation period. An Hour of Service shall also include each hour for which back pay, xcix
                  irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. Hours of Service shall be credited to the Employee for the computation period or periods in which the duties are performed or for the period to which the award or agreement pertains, whichever is applicable. Credit for Hours of Service shall be given for periods of absence spent in military service to the extent required by law. Credit for Hours of Service may also be given for such other periods of absence of whatever kind or nature as shall be determined under uniform rules of the Committee. Employment with a company which was not, at the time of such employment, an Employer shall be considered as the performance of duties for an Employer if such employment was continuous until such company was acquired by, merged with, or consolidated with an Employer and such employment continued with an Employer following such acquisition, merger or consolidation. Employment with a Subsidiary that is not an Employer or with an Equity Company shall be considered as performance of duties for an Employer.

                  Hours of Service shall be calculated and credited in a manner consistent with U.S. Department of Labor regulation Section 2530.200b-2(b) and (c), and shall in no event exclude any hours required to be credited under U.S. Department of Labor regulation Section 2530.200b-2(a).

                  For any period or periods for which adequate records are not available to accurately determine the Employee's Hours of Service, the following equivalency shall be used:

                           190 Hours of Service for each month for which such Employee would otherwise receive credit for at least one Hour of Service.

                  Solely for purposes of determining whether an Employee has incurred a one-year break-in-service, an Employee who is absent from work:

                  (i)      by reason of the pregnancy of the Employee;

                  (ii)     by reason of the birth of a child of the Employee;

                  (iii) by reason of a placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                  (iv) for purpose of caring for such child for a period beginning immediately following such birth or placement,

                  shall be credited with certain Hours of Service which would otherwise have been credited to the Employee if not for such absence. The Hours of Service credited hereunder by reason of such absence shall be credited with respect to the Plan Year in which such absence begins, if such credit is necessary to prevent the Employee from incurring a one-year break-in-service in such Plan Year, and otherwise with respect to the Plan Year immediately following the Plan Year in which such absence begins. In addition, the Hours of Service credited with respect to such absence shall not exceed 501, and shall be credited only to the extent that the Employee substantiates to the satisfaction of the Committee that the Employee's absence, and the length thereof, was for the reasons described in paragraphs (1)-(4) above. Notwithstanding the foregoing, no Hours of Service



                                       c
                  shall be credited pursuant to the three immediately preceding sentences with respect to any absence which commences before April 1, 1985.

         (nn)     Installment Distribution.  As defined in subsection 7.3(d).

         (oo) International Index Fund: An Investment Fund consisting primarily of stocks of established companies based in Europe, Asia and the Far East, with the objective to match the performance of the Morgan Stanley Capital International EAFE Index, or such other similar index as may be selected by the Named Fiduciary. The International Index Fund shall include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the KCTC International Growth Portfolio Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan.

         (pp) Investment Fund: An unsegregated fund of the Plan including the K-C Stock Fund and such other funds as the Named Fiduciary may establish. The Named Fiduciary may, from time to time, in its discretion, establish additional funds or terminate any fund. An Investment Fund may be, but shall not be limited to, a fund managed by the Trustee, by an insurance company, or by an investment company regulated under the Investment Company Act of 1940. An Investment Fund, pending investment in accordance with the fund purpose, may be invested in short-term securities of the United States of America or in other investments of a short-term nature.

         (qq) K-C Stock Fund: An Investment Fund consisting of Corporation Stock, with a portion invested in money market securities to provide liquidity for Participant transactions. The K-C Stock Fund shall also include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the K-C Stock Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan.

         (rr) KCTC: A term used to reflect certain units of the Corporation which were formerly part of Kimberly-Clark Tissue Company prior to its liquidation and dissolution as a wholly-owned subsidiary of the Corporation.

         (ss) KCTC Heritage Employee: An Employee of KCTC, as of December 31, 1997, who has an Hour of Service on January 1, 1998.

         (tt) KCTC Heritage Rollover Account: An Account consisting of Matching Employer Contributions, as defined under the KCTC Hourly Plan, and earnings and losses attributable thereto, transferred from the KCTC Hourly Plan as of January 1, 1998, and rollovers made under a prior version of this Plan, with earnings thereon.

         (uu) KCTC Hourly Plan: The Kimberly-Clark Tissue Company Investment Plan for Hourly Employees.

         (vv) Long-Term Managed Fund: An Investment Fund consisting primarily of growth and emerging growth stocks, growth and income stocks, bonds, and international stocks with a long-term investment horizon. The Long-Term Managed Fund shall include funds transferred as of January 1, 1998 from the KCTC Asset Allocation Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan.



                                       ci

         (ww) Lump Sum Distribution: A single distribution of the entire amount of a Participant's Accounts.

         (xx) Medium-Term Managed Fund: An Investment Fund consisting primarily of bonds, growth and income stocks, growth and emerging growth stocks and money market securities with a medium-term investment horizon. The Medium-Term Managed Fund shall include funds transferred as of January 1, 1998 from the KCTC Balanced Index Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan.

         (yy) Minimum Return Joint & Survivor Annuity Distribution. As defined in subsection 7.3(e).

         (zz)     Minimum Return Single-Life Annuity. As defined in subsection
                  7.3(f).

         (aaa) Money Market Fund: An Investment Fund consisting of short-term debt securities issued or fully guaranteed as to the payment of principal and interest by the U.S. government or any agency or instrumentality thereof. The Money Market Fund shall also include funds transferred as of January 31, 2000 from the Ballard Money Market Account and the Ballard Small Company Value Account pursuant to the merger of the Ballard Savings Plan herein.

         (bbb) Months of Service: A calendar month any part of which an Employee completes an Hour of Service. Except, however, an Employee shall be credited with a Month of Service for each month during the 12 month computation period in which he has not incurred a One-Year Period of Severance. An Employee shall be credited with a Month of Service for each calendar month of absence during the 12 month computation period following the date on which the Employee does not complete an Hour of Service for any reason other than the Employee quits, is discharged, retires or dies.

         (ccc) Named Fiduciary: The Retirement Trust Committee (the members of which are designated by the Chief Executive Officer of the Corporation) shall be the Named Fiduciary of the Plan as defined in ERISA.

         (ddd) One-Year Period of Severance: The applicable computation period of 12 consecutive months during which an Employee fails to accrue a Day of Service. Years of Service and One-Year Periods of Severance shall be measured on the same computation period.

                  An Employee shall not be deemed to have incurred a One-Year Period of Severance if he completes an Hour of Service within 12 months following his Severance from Service Date.

         (eee) Partial Distribution: A distribution of a portion of a Participant's Accounts.

         (fff) Participant: An Eligible Employee who has validly elected to participate under Section 3.1. He remains a Participant until all of his Accounts have been distributed pursuant to the Plan.


                                      cii

         (ggg) Participating Unit: A specific classification of Employees of an Employer designated from time to time by the Committee pursuant to Article X hereof as participating in this Plan. The classifications so designated are shown in Appendix A.

         (hhh) Period Certain and Continuous Annuity Distribution. As defined in subsection 7.3(h).

         (iii) Period Certain Annuity Distribution. As defined in subsection 7.3(g).

         (jjj) Plan Year: After December 31, 1993, a twelve calendar month period beginning January 1 and ending the following December
                  31. The period beginning on April 1, 1993, and ending December 31, 1993, shall constitute a Plan Year. For the period prior to April 1, 1993, and after March 31, 1970, each twelve calendar month periods beginning on April 1 of one year and ending March 31 of the following year.

                  For purposes of identification, each Plan Year is designated in terms of the calendar year in which it commences.

         (kkk) Service: Regular employment with the Corporation, a Subsidiary or an Equity Company. For all purposes under the Plan, Service shall include service with KCTC and Scott Paper Company prior to January 1, 1998. Service for Eligible Employees at Kimberly-Clark Technical Paper, Inc. shall include service with CPM, Inc. prior to May 16, 1995. Service for Eligible Employees at Tecnol Medical Products, Inc. ("Tecnol") shall include service with Tecnol prior to December 18, 1997. Service for Eligible Employees at Kimberly-Clark Printing Technology, Inc., formerly Formulabs, Inc. ("Formulabs") shall include service with Formulabs prior to March 31, 1998. Service for Eligible Employees at Ballard shall include service with Ballard prior to September 23, 1999.

         (lll)    Severance from Service Date:  The earlier of:

                  (i) the date an Employee quits, is discharged, retires or dies, or

                  (ii) the first anniversary of the date an Employee is absent from Service for any reason other than a quit, discharge, retirement, or death (e.g., disability, leave of absence, or layoff, etc.)

         (mmm) Small Cap Index Fund: An Investment Fund consisting of common and preferred stocks of corporations and other issues convertible into such common and preferred stocks, with the objective to match the performance of the Russell 2000 Index, or such similar index as may be selected by the Named Fiduciary. The Small Cap Index Fund shall include funds transferred from the SMI Stock Fund no later than September 29, 2000 under the prior version of the Plan.

         (nnn) SMI: Schweitzer-Mauduit International, Inc., a Delaware corporation.

         (ooo) Stable Income Fund: An Investment Fund consisting primarily of investment contracts issued by insurance companies or banks and in money market securities. The Stable Income Fund shall include funds transferred as of October 1, 1996 from the Fixed Income Fund under the prior version of the Plan, ciii
                  and Contributions allocated to the Fixed Income Fund under the prior version of the Plan shall be allocated to the Stable Income Fund. The Stable Income Fund shall include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the KCTC Fixed Income Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan. The Stable Income Fund shall also include funds transferred as of January 1, 1998 from the Salaried Fixed Income Fund under the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees and from the KCTC Stable Income Fund under the Kimberly-Clark Corporation Employees Incentive Investment Plan. The Stable Income Fund shall also include funds transferred as of January 31, 2000 from the Ballard Guaranteed Interest Account pursuant to the merger of the Ballard Savings Plan herein.

         (ppp)    Stock and Cash Distribution:  As defined in subsection 7.3(b).

         (qqq) Stock Index Fund. An Investment Fund consisting of common and preferred stocks of established corporations and other issues convertible into such common and preferred stocks, with the objective to match the performance of the Standard & Poors (S&P) 500 Stock Index, or such other similar index as may be selected by the Named Fiduciary. The Stock Index Fund shall include funds transferred as of October 1, 1996 from the Diversified Fund under the prior version of the Plan and Contributions allocated to the Diversified Fund under the prior version of the Plan shall be allocated to the Stock Index Fund. The Stock Index Fund shall include funds transferred as of January 1, 1998 from, and Contributions allocated as of January 1, 1998 to, the KCTC Index Trust-Total Stock Market Portfolio and KCTC Windsor Fund accounts of KCTC Heritage Employees under the KCTC Hourly Plan. The Stock Index Fund shall also include funds transferred as of January 31, 2000 from the Ballard Stock Index 500 Account and the Ballard U.S. Stock Account pursuant to the merger of the Ballard Savings Plan herein.

         (rrr) Subsidiary: Any corporation, 50% or more of the voting shares of which are owned directly or indirectly by the Corporation, which is incorporated under the laws of one of the States of the United States.

         (sss) Terminated Participant: A Participant who has terminated his employment with an Employer prior to January 1, 1998 (i) with the aggregate value of the Participant's Accounts exceeding $3,500 or (ii) a Participant who has terminated his employment with an Employer on or after January 1, 1998 with the aggregate value of the Participant's Accounts exceeding $5,000, and who has not elected to receive a distribution under the Plan. A Terminated Participant shall also include a former employee of KCTC whose account balance under the KCTC Hourly Plan is transferred to the Plan as of January 1, 1998.

         (ttt) Timely Notice: A notice in writing on forms, or by electronic medium, or through a voice response system, prescribed by the Committee and filed at such places and at such times as shall be established by Committee rules.

         (uuu) Total Compensation: An Eligible Employee's total compensation as that term is defined in Code section 414(s). Total Compensation of any Eligible Employee shall not exceed the limit set forth in Section 11.12.



                                      civ

         (vvv) Trust: The Kimberly-Clark Corporation Defined Contribution Plans Trust pursuant to the trust agreement provided for in
                  Article V.

         (www)    Trustee: The trustee under the Trust.

         (xxx)    Unrestricted After-Tax Contributions:

                  (i) Contributions made by Participants under subsection 3.2(b) on an after-tax basis on account of which no Company Matching Contribution is made to the Plan on behalf of the Participant; or

                  (ii) Employee contributions, as defined in Code Section 401(m) and the regulations thereunder, contributed prior to April 1, 1990 on account of which a Company Matching Contribution was made under this Plan on behalf of a Participant who was employed prior to April 1, 1989; or

                  (iii) Before-Tax Contributions in excess of the limitation under subsection 3.5(a)(i) or in excess of the limitation under subsection 3.5(b)(i) and which are recharacterized under subsection 3.5(b)(ii) and any other Employee contribution as defined under Code
                           Section 401(m) and the regulations thereunder, on account of which no Company Matching Contribution was made to this Plan on behalf of the Participant.

         (yyy) Valuation Date: Each Business Day for which the Current Market Value of a Participant's Accounts is determined for purposes of this Plan.

         (zzz) Year of Service: An Employee shall accrue a Year of Service for each 365 Days of Service. If the total of an Employee's Service exceeds his whole Years of Service, then such Employee shall be credited with an additional fraction of a Year of Service, the numerator of which shall be the total number of his Days of Service represented by such excess and the denominator of which shall be 365. If the total of an Employee's Service is less than one Year of Service, then such Employee shall be credited with a fraction of a Year of Service, the numerator of which shall be the total number of his Days of Service and the denominator of which shall be 365.

2.2 Construction. Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular Section or subsection.



                                       cv

                                   ARTICLE III

                  PARTICIPATION, CONTRIBUTIONS, AND ALLOCATIONS


3.1 Election to Participate. An Eligible Employee's election to participate in the Plan shall, if given on Timely Notice,

         (a) be effective as of the first Entry Date following his election, or as soon as administratively possible thereafter, and

         (b) remain in effect as a valid election to participate for each successive Plan Year.

         An election to participate by an Eligible Employee who, immediately prior to becoming an Eligible Employee, was a participant under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan shall be effective as soon as administratively possible upon exercising his election and his accounts thereunder shall be transferred to this Plan in a manner determined by the Committee.

         Notwithstanding the foregoing, each person actively employed on an hourly basis by the Sani-Fresh International, Inc. division of Kimberly-Clark Tissue Company at its facility in San Antonio, Texas, other than a person classified as an "office hourly employee," shall become a Participant in the Plan on January 1, 1997, and such person's accounts and investment elections under the Kimberly-Clark Tissue Company Investment Plan for Hourly Employees (the "KCTC Hourly Plan") shall be transferred from the K-C Stock Fund in the KCTC Hourly Plan to the K-C Stock Fund in this Plan on January 1, 1997; provided that such person who is not actively employed on January 1, 1997 shall become a Participant in the Plan upon his return to active employment, and his accounts under the Kimberly-Clark Tissue Company Investment Plan for Hourly Employees shall be transferred to this Plan in a manner determined by the Committee.

         Notwithstanding the foregoing, a KCTC Heritage Employee in a Participating Unit who was a participant in the KCTC Hourly Plan as of January 1, 1998 shall become a Participant in the Plan on January 1, 1998, and such KCTC Heritage Employee's elections in effect under the KCTC Hourly Plan as of December 31, 1997 shall remain in effect as provided under this Plan; provided that a KCTC Heritage Employee who is not actively employed on January 1, 1998 shall become a Participant in the Plan upon his return to active employment, and his elections in effect under the KCTC Hourly Plan shall remain in effect as provide under this Plan, and his accounts under the KCTC Hourly Plan shall be transferred to this Plan in a manner determined by the Committee.

         Notwithstanding the foregoing, a Ballard Heritage Employee who was a participant in the Ballard Savings Plan as of December 31, 1999 shall become a Participant in this Plan coincident with the transfer of his or her account from the Ballard Savings Plan to this Plan on January 31, 2000, but such Ballard Heritage Employee shall not be eligible to make a election to participate hereunder.

3.2      Amount of Contributions by and on behalf of Participants.

         (a) Before-Tax Contributions. During each Plan Year, Before-Tax Contributions shall be made on behalf of a Participant by his Employer for deposit to his Account as follows:



                                      cvi

                  (i) Subject to the provisions of Section 3.5, a Participant may elect on Timely Notice to make Before-Tax Contributions to his Account in any whole percentage equal to an amount which is not less than 1% of his Base Hourly Wages and not more than 15% of his Base Hourly Wages.

                  (ii) Before-Tax Contributions shall be deducted from a Participant's Total Compensation. An election under this subsection shall remain in effect for so long as a Participant is eligible to make Before-Tax Contributions or, if earlier, until changed by a Participant. A Participant may change his election on Timely Notice effective as of the Participant's first payroll check on or after the first day of the following month, or as soon as administratively possible thereafter.

         (b)      After-Tax Contributions.

                  (i) A Participant may elect on Timely Notice to make After-Tax Contributions to his Account in any whole percentage equal to an amount which is not less than 1% of his Base Hourly Wages and not more than 15% of his Base Hourly Wages.

                  (ii) An election to make After-Tax Contributions by regular payroll deduction shall remain in effect for so long as a Participant is eligible to make After-Tax Contributions or, if earlier, until changed by a Participant. A Participant may change such election on Timely Notice effective as of the first payroll check on or after the first day of the following month, or as soon as administratively possible thereafter.

                  (iii) After-Tax Contributions equal to the difference between 5% of a Participant's Base Hourly Wages and the Participant's Before-Tax Contributions, but not less than zero (0), shall be classified as Basic After-Tax Contributions and shall be taken into account in determining the Company Matching Contributions made on behalf of the Participant.

                  (iv) After-Tax Contributions which are not Basic After-Tax Contributions shall be classified as Unrestricted After-Tax Contributions and shall not be taken into account in determining the amount of Company Matching Contributions made on behalf of Participants.

         (c) Notwithstanding any other provision of this Section 3.2, no Ballard Heritage Employee and no Ballard Employee shall make Contributions under this Plan.

3.3      General Limitation.

         (a) Notwithstanding any other provision of this Article III, no Contribution shall be made to the Plan which would cause the Plan to fail to meet the requirements for exemption from tax or to violate any provisions of the Code.

         (b) Notwithstanding any other provision of this Article III, the Contributions made by and on behalf of a Participant shall not exceed 20% of his Base Hourly Wages; provided, however, that effective January 1, 1997, the Contributions made by and on behalf of a Participant shall not exceed 15% of his Base Hourly Wages.


                                      cvii

3.4      Investment of Contributions by and on behalf of Participants.

         Before-Tax Contributions and After-Tax Contributions. On Timely Notice, a Participant shall elect to allocate in whole multiples of 1% all of the Before-Tax Contributions and After-Tax Contributions to be made on his behalf during a Plan Year to one or more of

         (i)                             the Money Market Fund
         (ii)                            the Stable Income Fund
         (iii)                           the Bond Index Fund
         (iv)                            the Medium-Term Managed Fund
         (v)                             the Long-Term Managed Fund
         (vi)                            the Stock Index Fund
         (vii)                           the Growth Stock Fund
         (viii)                          the International Index Fund
         (ix)                            the Small Cap Index Fund, or
         (x)                             the K-C Stock Fund

         An election under this subsection shall remain in effect until changed by a Participant. A Participant may change his election and such election shall be effective as of the date of the Participant's next Contribution following Timely Notice of the change, or as soon as administratively possible thereafter.

3.5      Limitations on Before-Tax Contributions.

         (a)      Overall Limitation.

                  (i) Notwithstanding any provision of the Plan to the contrary, Before-Tax Contributions made on behalf of a Participant by his Employer for deposit to his Account shall not exceed $7,000 (or such greater amount as permitted under applicable regulations to reflect cost-of-living increases) in any taxable year of the Participant.

                  (ii) If a Participant so elects, Before-Tax Contributions made in excess of the amount permitted in (a)(i) of this Section (or, if less, their Current Market Value on the date of the deposit thereof pursuant to this subsection) shall be deposited to the Participant's Account as a Basic After-Tax Contribution or Unrestricted After-Tax Contributions, as applicable, by such Participant.

                  (iii) If a Participant does not elect to deposit his Before-Tax Contributions in excess of the amount permitted in Section 3.5(a)(i), the percentage of his Before-Tax Contributions shall be reduced in order to meet the limitations of Section 3.5(a)(i).

                  (iv) Basic After-Tax Contributions or Unrestricted After-Tax Contributions, as applicable, deposited to a Participant's Account pursuant to (ii) above will be allocated to the Plan funds in the same manner as Before-Tax Contributions made on behalf of the Participant.

         (b)      Limitations on Actual Deferral Percentage.


                                     cviii

                  (i) In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees would be more than the greater of

                           (A) the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25, or

                           (B) the lesser of (1) 2 percent plus the Actual Deferral Percentage of all other Eligible Employees or (2) the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0, the deferral rate under subsection 3.2(a) of those Highly Compensated Eligible Employees shall be reduced (in whole or less than whole percentages) in descending order by rate of deferral elected until the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees is not more than the greater of (A) or (B); provided, however, that for Plan Years beginning after December 31, 1996, the deferral rate under subsection 3.2(a) of those Highly Compensated Eligible Employees shall be reduced (in whole or less than whole percentages) in descending order beginning with the Highly Compensated Eligible Employee with the highest deferral rate until the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees is not more than the greater of (A) or (B).

                           For purposes of this subsection, a person shall not be considered to be an Eligible Employee until such time as he or she could first have in effect a valid election to participate in the Plan.

                  (ii) In order to prevent the multiple use of the alternative limitations described in subsections 3.5(b)(i)(B) and 4.4(a)(i)(B), the following provisions shall apply. If the Actual Deferral Percentage test in subsection 3.5(b)(i) is satisfied using subsection 3.5(b)(i)(B), the Actual Contribution Percentage test in subsection 4.4(a)(i) is satisfied using subsection 4.4(a)(i)(B), and the combined Actual Deferral Percentage and Actual Contribution Percentage exceeds the greater of:

                           (A) the sum of: (I) the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for Eligible Employees other than Highly Compensated Eligible Employees multiplied by 1.25, and
                                    (II) 2 percent plus the lesser of the Actual
                                    Deferral Percentage or the Actual
                                    Contribution Percentage for Eligible
                                    Employees other than Highly Compensated
                                    Eligible Employees (but not more than the lesser of the Actual Deferral Percentage or Actual Contribution Percentage for Eligible Employees other than Highly Compensated Eligible Employees multiplied by 2.0), or

                           (B) the sum of: (I) the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage for Eligible Employees other than Highly Compensated Eligible Employees multiplied by 1.25, and
                                    (II) 2 percent plus the greater of the
                                    Actual Deferral Percentage or the Actual
                                    Contribution Percentage for Eligible
                                    Employees other than Highly Compensated
                                    Eligible Employees (but not more than


                                      cix
                                    the greater of the Actual Deferral
                                    Percentage or Actual Contribution Percentage for Eligible Employees other than Highly Compensated Eligible Employees multiplied by 2.0),

                           then the deferral rate under subsection 3.2(a) of those Highly Compensated Eligible Employees shall be reduced in accordance with subsection 3.5(b)(i) or the contribution rate of those Highly Compensated Eligible Employees shall be reduced in accordance with subsection 4.4(a)(i), or both as determined by the Committee, so that there is no multiple use of the alternative limitation, as described in regulations under Code section 401(m).

                           In lieu of the reduction described in this subsection 3.5(b)(ii) and in 3.5(b)(i) above, the Employer may make qualified nonelective contributions (pursuant to the regulations under Code sections 401(k) and 401(m)) to be allocated only to the Accounts of Participants who are not Highly Compensated Eligible Employees.

                           Qualified nonelective contributions treated as elective contributions, whether taken into account to satisfy the limit set forth in this subsection 3.5(b)(ii) or in 3.5(b)(i) above, shall be fully vested when made and shall not be distributed before one of the events described in subsection 4.4(a)(iii).

                           Any excess contribution resulting from the required reduction described above shall be corrected in accordance with subsection 3.5(b)(iii). Any such excess aggregate contribution resulting from required reduction shall be corrected in accordance with subsection 4.4(a)(iii).

                  (iii) Before-Tax Contributions actually made in excess of the amount permitted under subsections 3.5(b)(i) and 3.5(b)(ii) shall be recharacterized as Basic After-Tax Contributions or Unrestricted After-Tax Contributions, as applicable, by the close of the Plan Year following the Plan Year for which such Before-Tax Contributions were made. If such excess Before-Tax Contributions are not recharacterized as Basic After-Tax Contributions or Unrestricted After-Tax Contributions within 2 1/2 months after the close of the Plan Year for which they were made, a 10 percent excise tax on the amount of such excess Before-Tax Contributions may apply. Recharacterized excess Before-Tax Contributions shall be fully vested when made and shall not be distributed before one of the events described in subsection 4.4(a)(iii). Such Contributions (or, if less, their Current Market Value on the date of the deposit thereof pursuant to this subsection) shall be deposited to the Participant's Account as a Basic After-Tax Contribution or Unrestricted After-Tax Contribution, as applicable.

                  (iv) Before-Tax Contributions will be taken into account for purposes of determining the Actual Deferral Percentage for a Plan Year only if they relate to Total Compensation that would have been received by the Participant during the Plan Year (but for the election to make Before-Tax Contributions hereunder), or Total Compensation that is attributable to services performed by the Participant during the Plan Year and would cx
                           have been received by the Participant within 2 1/2 months after the close of the Plan Year (but for the election to make Before-Tax Contributions hereunder).

         (c) Additional Limitation. Notwithstanding any provision of the Plan to the contrary, the Committee may limit or adjust the amount of Before-Tax Contributions in a manner that prevents contributions in excess of the limit set forth in subsection 3.5(b) above; provided that a Participant may elect to preserve his total Contributions election under the Plan so that his Before-Tax Contributions which are limited under
                  Section 3.5 are automatically made as Basic After-Tax Contributions or Unrestricted After-Tax Contributions, as applicable, subject to Section 3.3 above during such period as his Before-Tax Contributions are so limited.

3.6 Suspension of All Contributions. On Timely Notice and notwithstanding the provisions of Section 3.2, a Participant may elect to suspend all of his Contributions, effective as of the Participant's first payroll check on or after the first day of the following month, or as soon as administratively possible thereafter. On Timely Notice a Participant may elect to resume Contributions as of the Participant's first payroll check on or after the first day of the following month, or as soon as administratively possible thereafter.

         A Participant's Contributions shall be suspended commencing with and continuing throughout any period during which he fails to qualify as an Eligible Employee. On Timely Notice upon requalifying as an Eligible Employee a Participant may elect to make Contributions to his Accounts and such election shall be effective as soon as administratively possible.

3.7 Payment of Contributions to Trustee. The Employers shall contribute or remit to the Trustee no later than 15 days after the end of each month the amounts deducted or withheld from the Participants' compensation during the month as Contributions under the Plan.

3.8      Reallocation of Participant's Accounts.

         (a) A Participant may, as of any Business Day, elect to (i) reallocate all or any whole percentage portion, or (ii) effect a fund transfer of all or any whole percentage portion or dollar amount, of any of his Employee Accounts or Employer Accounts among the Investment Funds listed in Section 3.4; provided, however, that

                  (i) Company Matching Contributions contributed to a Participant's Employer Account in the K-C Stock Fund on or after October 1, 1996 (excluding amounts in the KCTC Heritage Rollover Account) and earnings and losses thereon, shall not be reallocated to any other Employer Account until a Participant attains age 50, and

                  (ii) effective January 1, 1998, amounts in a Participant's Employee Accounts or Employer Accounts in the Stable Income Fund (A) may only be reallocated or transferred to one or more of the Investment Funds listed in subsections 3.4(a)(iii) through 3.4(a)(ix); and (B) once reallocated or transferred, cannot be transferred to the Money Market Fund for a period of not less than 90 days.




                                      cxi

         (b) A Participant's election to reallocate or effect a fund transfer shall be effective as soon as administratively possible following Timely Notice, and the amount of such reallocation shall be determined by the value of the Participant's interest in any Investment Fund on the Valuation Date on which such reallocation takes effect.

3.9      Redeposits and Restored Amounts.

         (a) Notwithstanding any provision in this Plan to the contrary, on Timely Notice, an Employee who has forfeited all or a portion of his Employer Accounts may redeposit such distribution or withdrawal before the earlier of (i) the date on which the Employee has been reemployed for five years or (ii) the date on which the Employee incurs five consecutive One-Year Periods of Severance following the year of the distribution or withdrawal. Upon such redeposit, the amount of the forfeiture associated with the redeposit shall be restored to the Employee's Account in the K-C Stock Fund from which it was forfeited. Redeposits shall be allocated to the Plan funds in the same manner as Before-Tax Contributions made on behalf of the Participant. The amount redeposited shall be equal to the total amount distributed or withdrawn which caused the forfeiture.

         (b) No redeposit of such a withdrawal or distribution shall be permitted if, coincident with or subsequent to the forfeiture associated with that withdrawal or distribution, an Employee incurs 5 consecutive One-Year Periods of Severance. For Plan Years prior to April 1, 1989, and for purposes of this Section
                  3.9 only, an Employee incurs a One-Year Period of Severance if he is not an Employee on the last day of a Plan Year.

         (c) A Participant who is entitled to no portion of his Employer Account upon termination of employment shall be deemed to have received a distribution of zero dollars ($0) from such account.

         (d) Any forfeiture from the Before-Tax Contributions or Basic After-Tax Contribution Section of his Employer Accounts shall be restored in accordance with the provisions of this Section
                  3.9 if the Terminated Participant returns to his employment with an Employer prior to incurring five consecutive One-Year Periods of Severance and, effective with forfeitures on or after October 1, 1996, the Terminated Participant has either
                  (i) not received a distribution or withdrawal from the Before-Tax Contributions or Basic After-Tax Contribution Section of his Employee Accounts or (ii) has redeposited such distribution or withdrawal as provided in subsection (a) above.

3.10 Source of and Interest in Before-Tax Contributions. Anything in this Plan to the contrary notwithstanding, Before-Tax Contributions shall be made by the Employers out of current or accumulated earnings and profits, and the Employers shall have no beneficial interest of any nature whatsoever in any such Contributions after the same have been received by the Trustee.

3.11 Contributions During Qualified Military Leave. Notwithstanding any provision of this Plan to the contrary, Contributions and Company Matching Contributions may be made for periods of qualified military service in accordance with Section 414(u) of the Code.



                                      cxii

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS


4.1 Contribution Percentage. Subject to Section 4.3, Company Matching Contributions for each Plan Year shall be 75% of a Participant's Before-Tax Contributions or Basic After-Tax Contributions on the first 2% of such Participant's Base Hourly Wages per pay period, and 50% of a Participant's Before-Tax Contributions or Basic After-Tax Contributions on the next 3% of such Participant's Base Hourly Wages per pay period.

         No Company Matching Contributions shall be made with respect to a Participant's Unrestricted After-Tax Contributions.

4.2 Allocation and Payment of Company Matching Contributions. Company Matching Contributions shall be

         (a)      made out of current or accumulated earnings and profits,

         (b)      allocated exclusively to the K-C Stock Fund,

         (c) made to the Trustee as soon as practicable after the end of the month in which the related Contributions are deducted or withheld for payment to the Trustee, and

         (d) made in cash, or at the sole option of the Employer, in shares of Corporation Stock held in the treasury, or both (but not in authorized but unissued shares) in which event the amount of any Company Matching Contribution made in Corporation Stock shall be the Current Market Value thereof on the date of delivery to the Trustee which, for the purposes of the Plan, shall be considered as the Trustee's cost of such shares except where Treasury Regulations sections 1.402(a)-1(b)(2)(ii) and 54.4975-11(d)(1) require shares of
                  Corporation Stock acquired while the Plan is an employee stock ownership plan to have a different cost in order to satisfy their requirements.

         Any forfeiture under the Plan may be applied to reduce Company Matching Contributions, or if determined by the Committee in its discretion, to offset administrative expenses of the Plan. A forfeiture shall be valued at Current Market Value as of the Valuation Date on which the forfeiture occurred.

4.3 Temporary Suspension of Company Matching Contributions. The Board may order the suspension of all Company Matching Contributions if, in its opinion, the Corporation's consolidated net income after taxes for the last fiscal year is substantially below the Corporation's consolidated net income after taxes for the immediately preceding fiscal year. Any such determination by the Board shall be communicated to all Eligible Employees and to all Participants reasonably in advance of the first date for which such temporary suspension is ordered.

         Except when caused, as determined by the Board, by a change in the capital structure of the Corporation which has the effect that the regular cash dividend rate is not in fairness comparable between successive quarters, any reduction of the regular cash dividend cxiii
         rate payable on Corporation Stock for any quarter as compared with the immediately preceding quarter shall automatically result in the suspension of all Company Matching Contributions for the first Plan Year commencing after the quarter in which such reduction occurs.

4.4 Limitations on Company Matching Contributions, Unrestricted After-Tax Contributions and Basic After-Tax Contributions.

         (a)      Limitations on Actual Contribution Percentage.

                  (i) In any Plan Year in which the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees would be more than the greater of

                           (A) the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

                           (B) the lesser of (I) 2 percent plus the Actual Contribution Percentage of all other Eligible Employees or (II) the Actual Contribution Percentage of all other Eligible Employees multiplied by 2.0, the contribution rate under subsection 3.2(b) and
                           Section 4.1 of those Highly Compensated Eligible Employees shall be reduced (in whole or less than whole percentages) in descending order until the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees is not more than the greater of (A) or (B); provided, however that for Plan Years beginning after December 31, 1996 the contribution rate under Section 3.2 and 4.1 of those Highly Compensated Eligible Employees shall be reduced (in whole or less than whole percentages) in descending order beginning with the Highly Compensated Eligible Employee with the highest contribution rate until the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees is not more than the greater of
                           (A) or (B).

                           For purposes of this subsection, a person shall not be considered to be an Eligible Employee until such time as he or she could first have in effect a valid election to participate in the Plan.

                  (ii) In order to prevent the multiple use of the alternative limitations described in subsections 3.5(b)(i)(B) and 4.4(a)(i)(B), the provisions of subsection 3.5(b)(ii) shall apply.

                  (iii) After-Tax Contributions and Company Matching Contributions for the Plan Year (if any) in excess of the amount permitted under subsection 4.4(a)(i) and 4.4(a)(ii), together with the income or loss allocable thereto, shall be distributed to the Participant after the close of the Plan Year and within 12 months after the close of that Plan Year (and, if practicable, no later than 2 1/2 months after the close of the Plan Year in order to avoid any excise cxiv
                           tax imposed on the Employer for excess aggregate contributions); provided, however, that an Employer may make qualified nonelective contributions (as provided under Code section 401(m) and the regulations thereunder) to be allocated only to the Accounts of Participants who are not Highly Compensated Eligible Employees that, in combination with After-Tax Contributions and Company Matching Contributions, satisfy the limit set forth in 4.4(a)(i) and 4.4(a)(ii) above. Such qualified nonelective contributions (as provided under Code section 401(m) and the regulations thereunder), whether taken into account to satisfy the limit set forth in 4.4(a)(i) and 4.4(a)(ii) above, shall be fully vested when made, shall be allocated as of a date within the Plan Year, and shall not be distributed before one of the following events:

                           (A) the Eligible Employee's retirement, death, disability, or separation from service, as provided under Code section 401(k) and applicable regulations;

                           (B) the Eligible Employee's attainment of age 59 1/2 or the Eligible Employee's hardship, as provided under Code section 401(k) and applicable regulations;

                           (C) the termination of the Plan without the establishment or maintenance of a successor plan, as provided under Code section 401(k) and applicable regulations;

                           (D) the date of the sale or other disposition by an Employer of substantially all the assets used in a trade or business to an unrelated corporation, but only with respect to an Eligible Employee who continues employment with the acquiring corporation, provided that the Employer continues to maintain the plan after the sale or disposition and the acquiring corporation does not maintain the plan after the sale or disposition, in accordance with Code section 401(k) and applicable regulations; or

                           (E) the date of the sale or other disposition by an Employer of its interest in a subsidiary to an unrelated entity or individual, but only with respect to an Eligible Employee who continues employment with the acquiring corporation, provided that the Employer continues to maintain the plan after the sale or disposition and the acquiring corporation does not maintain the plan after the sale or disposition, in accordance with Code section 401(k) and applicable regulations.

                           The income or loss allocable to an excess aggregate contribution under subsection 4.4(a)(i) shall be determined in the manner set forth in subsection 4.4(a)(iii).



                                      cxv

                  (iv) The income or loss allocable to an excess aggregate contribution shall be determined by multiplying the income or loss allocable to a Participant's After-Tax Contributions and Company Matching Contributions for the Plan Year by a fraction, the numerator of which is the After-Tax Contributions and Company Matching Contributions made in excess of the amount permitted in (a)(i) of this Section and the denominator of which is the balance of the After-Tax Contributions and Company Matching Contributions Sections of the Participant's Account on the last day of the Plan Year, together with any After-Tax Contributions and Company Matching Contributions for the gap period described below, but reduced by the income allocable to such Sections for the Plan Year and increased by the loss allocable to such Sections for the Plan Year. The income or loss allocable to an excess aggregate contribution shall include the income or loss allocable for the period between the end of the Plan Year and the date of distribution (the "gap period"). The income or loss allocable to an excess aggregate contribution for the gap period shall equal 10% of the income or loss allocable to such contribution as determined above, multiplied by the number of months that have elapsed since the end of the Plan Year. For this purpose, a distribution on or before the 15th of the month shall be treated as made on the last day of the preceding month, and a distribution made after the 15th of the month shall be treated as made on the first day of the next month.

         (b) Additional Limitation. Notwithstanding any provision of the Plan to the contrary, the Committee may limit or adjust the amount of After-Tax Contributions and Company Matching Contributions in a manner that prevents contributions in excess of the limit set forth in subsection 4.4(a)(i) above.



                                      cxvi

                                    ARTICLE V

                           TRUSTEE AND TRUST AGREEMENT


5.1 The Corporation shall enter into a trust agreement with a person or corporation selected by the Chief Executive Officer of the Corporation to act as Trustee of Contributions and Company Matching Contributions. The Trustee shall receive all Contributions and all Company Matching Contributions and shall hold, manage, administer, and invest the same, reinvest any income, and, in accordance with instructions and directions of the Committee subject to the Plan, make distributions.

         The trust agreement shall be in such form and contain such provisions as the Chief Executive Officer of the Corporation may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and the Trust under the Code. Upon the written request of an Eligible Employee, a copy of the trust agreement shall be made available for his inspection.

         The Chief Executive Officer of the Corporation may, from time to time, remove the Trustee or any successor Trustee at any time and any such Trustee or any successor Trustee may resign. The Chief Executive Officer of the Corporation shall, upon removal or resignation of a Trustee, appoint a successor Trustee.

         The Trustee's accounts, books, and records relating to the Trust may be audited annually by auditors selected by the Chief Executive Officer of the Corporation.

         The Trustee's fee shall be paid by the Trustee out of the funds of the Trust, unless paid by the Corporation in its discretion. Brokerage fees, asset management fees, investment management fees and other direct costs of investment, taxes (including interest and penalties), and administrative expenses of the Plan shall be paid by the Trustee out of the funds of the Trust to which such costs are attributable, unless paid by the Corporation in its discretion.




                                     cxvii

                                   ARTICLE VI

             INVESTMENT, PARTICIPANT'S ACCOUNTS, AND VOTING OF STOCK


6.1      Investment of Contributions.

         (a) A Participant's Contributions during each Plan Year shall be invested in the Investment Funds in accordance with the Participant's allocations under Section 3.4. A Participant's interest arising from his reallocation for prior Plan Years shall be invested in the Investment Funds in accordance with the Participant's directions under Section 3.8. Company Matching Contributions during each Plan Year shall be invested in the K-C Stock Fund. All such investments and gains or losses related thereto shall be allocated to each Participant's Accounts pursuant to the provisions of Section 6.2.

         (b) The Committee shall designate Participant's Contributions and Company Matching Contributions for payment to the Trustee for investment, and Employee Accounts and Employer Accounts for reallocation in accordance with subsection 6.1(a), and shall advise the Trustee of such designation.

6.2      Participant's Accounts.

         (a) Establishment of Accounts. Each Participant shall have established and maintained for him separate Accounts which, depending upon the allocation and reallocation options he has selected, shall consist of Employee Accounts and Employer Accounts in one or more of the Money Market Fund, the Stable Income Fund, the Bond Index Fund, the Medium-Term Managed Fund, the Long-Term Managed Fund, the Stock Index Fund, the Growth Stock Fund, the International Index Fund, the K-C Stock Fund and the Small Cap Index Fund. Each such Employee Account shall be subdivided into a Basic After-Tax Contributions Section, a Before-Tax Contributions Section, and an Unrestricted After-Tax Contribution Section. Each such Employer Account shall be subdivided into subsections corresponding to the Sections of Employee Accounts, other than the Unrestricted After-Tax Contribution Section.

                  As soon as practicable following the end of each calendar quarter, the Committee will cause an annual statement to be prepared for each Participant which will reflect the status of the Participant's Accounts in such form as shall be prescribed by the Committee.

         (b) Crediting of Accounts. As of the close of business on each Valuation Date the designated Accounts of each Participant shall be appropriately credited with the amounts of his Contributions and Contributions made on his behalf on that Valuation Date, or the reallocation or transfer of his other Accounts, if any, effective on that Valuation Date and his Employer Account in the K-C Stock Fund shall be credited with the amount of any Company Matching Contributions made with respect to him on that Valuation Date.



                                     cxviii

         (c) Valuation of Accounts. Each Participant's Accounts shall be valued and adjusted each Business Day to preserve for each Participant his proportionate interest in the related funds and reflect the effect of income, collected and accrued, realized and unrealized profits and losses, expenses, valuation adjustments, and all other transactions with respect to the related fund as follows:

                  (i) The Current Market Value of the assets held in each of the funds shall be determined by the Trustee, and

                  (ii) The separate balances provided for in subsection 6.2(b) of each Participant's Account under each of the related funds shall be adjusted by multiplying by the ratio that the Current Market Value of such fund as determined under subsection 6.2(c)(i) bears to the aggregate of the Account balances under such fund.

6.3 Stock Rights, Stock Splits and Stock Dividends. A Participant shall have no right of request, direction or demand upon the Committee or the Trustee to exercise in his behalf rights to purchase shares of Corporation Stock or other securities of the Corporation. The Trustee, at the direction of the Committee, shall exercise or sell any rights to purchase shares of Corporation Stock appertaining to shares of such stock held by the Trustee and shall sell at the direction of the Committee any rights to purchase other securities of the Corporation appertaining to shares of Corporation Stock held by the Trustee. The Accounts of Participants shall be appropriately credited. Shares of Corporation Stock received by the Trustee by reason of a stock split or a stock dividend shall be appropriately allocated to the Accounts of the Participants.

6.4 Voting of Corporation Stock. A Participant (or in the event of his death, his Beneficiary) may direct the voting at each annual meeting and at each special meeting of the stockholders of the Corporation of that number of whole shares of Corporation Stock held by the Trustee and attributable to the balances in his K-C Stock Fund Account as of the Valuation Date coincident with the record date for such meeting. Each such Participant (or Beneficiary) will be provided with copies of pertinent proxy solicitation material together with a request for his instructions as to how such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and shall also direct the Trustee how to vote any shares of Corporation Stock at any meeting for which it has not received, or is not subject to receiving, such voting instructions. Notwithstanding the foregoing, a Participant's (or Beneficiary's) voting instructions shall apply to the balances in the K-C Stock Fund Accounts for all plans maintained by an Employer in which he participates.

6.5 Tender Offers. A Participant (or in the event of his death, his Beneficiary) may direct the Trustee in writing how to respond to a tender or exchange offer for any or all whole shares of Corporation Stock held by the Trustee and attributable to the balances in his K-C Stock Fund Account as of the Valuation Date coincident with such offer. The Committee shall notify each Participant (or Beneficiary) and exert its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to stockholders of the Corporation in connection with any such tender or exchange offer.


                                      cxix

         Upon receipt of such instructions, the Trustee shall tender such shares of Corporation Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or Beneficiary) regarding any such tender or exchange offer for such shares of Corporation Stock (or shall receive instructions not to tender or exchange such shares), the Trustee shall have no discretion in such matter and shall take no action with respect thereto. With respect to shares of Corporation Stock in the K-C Stock Fund for which the Trustee is not subject to receiving such instructions, however, the Trustee shall tender such shares in the same ratio as the number of shares for which it receives instructions to tender bears to the total number of shares for which it is subject to receiving instructions, and shall have no discretion in such matter and shall take no action with respect thereto other than as specifically provided in this sentence. Notwithstanding the foregoing, a Participant's (or Beneficiary's) voting instructions shall apply to the balances in the K-C Stock Fund Accounts for all plans maintained by an Employer in which he participates.



                                      cxx

                                   ARTICLE VII

                            DISTRIBUTION OF ACCOUNTS


7.1      Accounts to be Distributed.

         (a) Termination On or After Attainment of Age 55. If a Participant's employment with an Employer is terminated on or after his attainment of age 55, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with
                  Section 7.6. Notwithstanding the foregoing, if a Participant is determined by the Committee to be Totally and Permanently Disabled on or before October 31, 1996 under the prior version of the Plan and has less than 5 Years of Service, such Participant shall be fully vested in his Accounts.

         (b) Termination Upon Death. In the event that the termination of employment of a Participant is caused by his death, or a Terminated Participant dies prior to the first day on which such Terminated Participant's Accounts are payable, the entire amount then in his Accounts shall be paid to his Beneficiary in accordance with Section 7.6 after receipt by the Committee of acceptable proof of death.

         (c) Termination As a Result of Group Termination. In the event that the termination of employment of a Participant is caused by reason of his status as a member of a group involved in a group termination, he shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.4, unless action is taken pursuant to the Plan to segregate the Accounts of all the Participants in such group from the Trust and arrange for a transfer to or a merger with a qualified successor plan or trust with respect thereto. Notwithstanding the foregoing, this subsection 7.1(c) shall not apply after October 31, 1996.

         (d) Termination for Other Reasons. If a Participant's employment with an Employer is terminated for any other reason, the Participant shall be entitled to the entire amount in his Employee Accounts and a portion of his Employer Accounts as determined in accordance with the following schedule:

                                                                 Vested                      Forfeited
                  Years of Service                             Percentage                   Percentage
                  ----------------                             ----------                   ----------
                  Less than 5                                       0%                         100%
                  5 or more                                       100%                           0%

                  Notwithstanding any other provision of this Section 7.1, a KCTC Heritage Employee shall be fully vested in his Accounts upon becoming a Participant as of January 1, 1998, and shall be entitled to receive a distribution of the entire amount in his Accounts in accordance with Section 7.7.

                  Notwithstanding any other provision of this Section 7.1, a Ballard Heritage Employee shall be fully vested in his Accounts upon transfer of his or her account from the Ballard Savings Plan to this Plan as of January 31, 2000, and shall be entitled to receive a distribution of the entire amount in his Accounts in accordance with Section 7.7.



                                      cxxi

                  In the event that the termination of employment of a Participant is caused by any reason other than the Employee quits, is discharged, retires or dies, the Participant will be deemed to have a 12 month period of absence following the date of such termination of employment, for purposes of determining the portion of his Employer Accounts which such Participant shall be entitled to receive in a distribution in accordance with this subsection.

                  In the event that the Plan is amended to change the vesting provisions set forth in this subsection 7.1(d), a Participant with 3 or more years of Service may elect to have the vested percentage of the Participant's Employer Accounts determined pursuant to the vesting provisions in effect prior to the amendment.

         (e)      Deferred Distributions. Notwithstanding anything in this
                  Article VII to the contrary, if the aggregate value of the Accounts of any Participant exceeds $5,000 as provided under Code section 411(a)(11), an immediate distribution shall not be made without the consent of the Participant. A Participant who fails to consent to a distribution under this subsection 7.1(e) shall continue to participate as a Terminated Participant and shall be entitled to a distribution of his Employee Accounts and the vested percentage of his Employer Accounts. Upon Timely Notice of request for payment, the Terminated Participant's Employee Accounts and the vested percentage of his Employer Accounts shall be distributed in accordance with the provisions of Section 7.6.

7.2 Timing of Distributions. A Participant's election to receive a distribution of his Accounts shall be effective as soon as practicable following Timely Notice and the amount of the distribution shall be determined by the value of the Participant's interest in any Investment Fund as of the Valuation Date of the distribution. Any forfeiture with respect to the Accounts of the Participant or Terminated Participant shall be determined as of the Valuation Date coincident with such Participant's or Terminated Participant's termination of employment. Distribution of a Participant's Accounts shall be made to him or to his Beneficiary after the termination of his employment and as soon as practicable following his request for a distribution.

7.3 Certain Definitions Relating to Distributions and Withdrawals. The following are forms of distribution under the Plan:

         (a) All Stock Distribution. An All Stock Distribution of a Participant's Accounts shall mean a single distribution as of the Valuation Date consisting of full shares of Corporation Stock attributable to the Participant's Employee Accounts and to the vested percentage of his Employer Accounts, together with the cash equivalent of the Current Market Value on the Valuation Date of fractional shares of such stock attributable to such Accounts.

         (b) Stock and Cash Distribution. A Stock and Cash Distribution of a Participant's Accounts shall mean a single distribution consisting of:

                  (i) the cash equivalent of the Current Market Value on the Valuation Date of the Participant's Employee Accounts, except his Employee Account in the K-C Stock Fund, and the vested percentage of his Employer Accounts, except his Employer Account in the K-C Stock Fund, and cxxii

                  (ii) full shares of Corporation Stock on the Valuation Date, attributable to the Participant's Employee Account in the K-C Stock Fund and to the vested percentage of his Employer Account in the K-C Stock Fund, together with the cash equivalent of the Current Market Value on the Valuation Date of fractional shares of such stock attributable to such Accounts, and

                  (iii) the cash equivalent of any other interest attributable to the Participant's Accounts, except the forfeited percentage of his Employer Accounts, on the Valuation Date.

         (c) All Cash Distribution. An All Cash Distribution of a Participant's Accounts shall mean the same as a Stock and Cash Distribution, as defined in subsection 7.3(b), except that clause (ii) in said subsection shall be replaced by the following clause:

                  (ii) the cash equivalent of the Current Market Value as of the Valuation Date of all the shares and fractional shares of Corporation Stock attributable to the Participant's Employee Account in the K-C Stock Fund and to the vested percentage of his Employer Account in the K-C Stock Fund.

         (d) Installment Distribution. An Installment Distribution shall mean the cash equivalent of the Current Market Value of the Participant's vested percentage of his Accounts on the Valuation Date, paid monthly in cash for a period elected by the Participant. For all Participants other than Ballard Heritage Employees, the elected period shall not exceed the lesser of 20 years or the Participant's life expectancy at the time such Installment Distribution is to commence. For Participants who are Ballard Heritage Employees, the elected period shall not exceed the Participant's life expectancy and, if the Participant is married, his spouse's life expectancy, at the time such Installment Distribution is to commence. The value of each payment shall be determined on a declining balance method. Notwithstanding the forgoing provisions of subsection 7.3(d), a KCTC Heritage Employee may elect to receive an Installment Distribution on the same basis as a Stock and Cash Distribution or All Cash Distribution and to be paid monthly or annually.

                  Prior to the distribution of the final payment of an Installment Distribution, a Participant may elect:

                  (i) to receive the remaining balance in his Accounts as a Lump Sum Distribution;

                  (ii) to change the elected period of the Installment Distribution; or

                  (iii) to receive a Partial Distribution from the remaining balance in his Accounts.


         (e) Minimum Return Joint & Survivor Annuity Distribution. A Participant who elects a Minimum Return Joint & Survivor Annuity Distribution shall have an annuity purchased for him from an insurance company, the value of which shall be determined by the Current Market Value of the Participant's Employee Accounts and the vested percentage of his Employer Accounts on the Valuation Date. The



                                     cxxiii
                  following types of Minimum Return Joint and Survivor Annuity Distribution may be elected:

                  (i) 100% Joint & Survivor Annuity Distribution. A 100% Joint & Survivor Annuity Distribution shall mean a reduced monthly distribution payable for the Participant's life, provided however, that the same amount of such reduced distribution is payable to the Participant's Beneficiary for the Beneficiary's life, after the death of the Participant.

                  (ii) 50% Joint & Survivor Annuity Distribution. A 50% Joint & Survivor Annuity Distribution shall mean a reduced monthly distribution payable for the Participant's life, provided however, that one-half of the amount of such reduced distribution is payable to the Participant's Beneficiary for the Beneficiary's life, after the death of the Participant.

                  For purposes of subsections 7.3(e)(i) and 7.3(e)(ii), upon the death of the designated Beneficiary, the remainder, if any, of the total amount in the Participant's Accounts on the Valuation Date which exceeds the aggregate of all payments made to the Participant and Beneficiary shall be paid to the estate of the Beneficiary as a Lump Sum Distribution in the form of an All Cash Distribution.

         (f) Minimum Return Single-Life Annuity Distribution. A Participant who elects a Minimum Return Single-Life Annuity Distribution shall have an annuity purchased for him from an insurance company, the value of which shall be determined by the Current Market Value of the Participant's Employee Accounts and the vested percentage of his Employer Accounts on the Valuation Date. A Minimum Return Single-Life Annuity Distribution shall mean a monthly distribution payable for the Participant's life, provided however, that upon the death of the Participant, the remainder, if any, of the total amount in the Participant's Accounts on the Valuation Date which exceeds the aggregate of all payments made to the Participant shall be paid to the Participant's Beneficiary as a Lump Sum Distribution in the form of an All Cash Distribution.

         (g) Period Certain Annuity Distribution. A Participant who elects a Period Certain Annuity Distribution shall have an annuity purchased for him from an insurance company, the value of which shall be determined by the Current Market Value of the Participant's Employee Accounts and the vested percentage of his Employer Accounts on the Valuation Date. A Period Certain Annuity Distribution shall mean a monthly distribution payable for a period certain elected by the Participant, which elected period shall not exceed the lesser of (i) 240 months or (ii) the Participant's life expectancy at the time such payments are to commence; provided however, that such monthly payments are payable to the Participant's Beneficiary for the remainder of the elected period, if any, upon the death of the Participant.

         (h) Period Certain and Continuous Annuity Distribution. A Participant who elects a Period Certain and Continuous Annuity Distribution shall have an annuity purchased for him from an insurance company, the value of which shall be determined by the Current Market Value of the Participant's Employee Accounts and the vested percentage of his Employer Accounts on the Valuation Date. A Period Certain and Continuous Annuity Distribution shall mean a monthly cxxiv
                  distribution payable for the Participant's life; provided however, that such monthly payments are payable to the Participant's Beneficiary for the remainder of the elected period, if any, upon the death of the Participant. The elected period shall not exceed the lesser of 240 months or the Participant's life expectancy at the time such payments are to commence.

7.4 Lump Sum and Partial Distributions. A Lump Sum Distribution or a Partial Distribution may be elected by any Participant, Beneficiary, or alternate payee under a Qualified Domestic Relations Order, in the form of an All Cash Distribution, a Stock and Cash Distribution or an All Stock Distribution.

7.5 Installment Distributions. An Installment Distribution may be elected by any Participant who has reached age 55. All Ballard Heritage Employees, and eligible KCTC Heritage Employees who are determined to be Totally and Permanently Disabled on or before January 1, 1998 under the terms of the KCTC Hourly Plan, may elect an Installment Distribution regardless of age. The Beneficiary or former spouse or child who is designated as an alternate payee under a Qualified Domestic Relations Order of a Participant who is eligible to elect an Installment Distribution may elect to receive an Installment Distribution.

7.6 Annuity Forms of Distribution. A Minimum Return Joint & Survivor Annuity Distribution, Minimum Return Single-Life Annuity Distribution, Period Certain Annuity Distribution, or Period Certain and Continuous Annuity Distribution may be elected only by a Ballard Heritage Employee whose account is transferred from the Ballard Savings Plan to this Plan. The Beneficiary or alternate payee under a Qualified Domestic Relations Order of an eligible Ballard Heritage Employee may elect any Annuity Form Of Distribution other than a Minimum Return Joint & Survivor Annuity Distribution.

         If a Ballard Heritage Employee who is married as of the Annuity Starting Date elects a form of distribution under this Article VII other than a Minimum Return Joint & Survivor Annuity Distribution (50%) with his or her spouse as the survivor, or if such Ballard Heritage Employee designates a survivor other than his or her spouse, such election shall not be valid unless:

         (i) the spouse of such Ballard Heritage Employee consents in writing to such election or designation and acknowledges its effect, and

         (ii)     such consent is witnessed by a notary public.

         No spousal consent described in the immediately preceding sentence need be furnished, however, with respect to any election or designation if the Committee is satisfied that there is no spouse, that the spouse cannot be located, or that such consent is unobtainable for any other reason provided under regulations of the Internal Revenue Service.

         The Committee shall furnish a Ballard Heritage Employee at least 30, but no more than 90, days prior to the Annuity Starting Date a written explanation of the terms and conditions of an Annuity Form of Distribution, and such Ballard Heritage Employee's election shall be effective no earlier than 30 days after such written explanation is provided hereunder; provided, however, that if the Ballard Heritage Employee affirmatively elects and has obtained appropriate spousal consent described above, the Ballard Heritage Employee may commence payment before the expiration of the 30 cxxv
         days, but not earlier than 7 days, after such written explanation is provided. A Ballard Heritage Employee may revoke an election hereunder at any time on or before the Annuity Starting Date or, if later, the 7-day period after the written explanation is provided. Spousal consent described above shall remain valid for the 90-day period described herein.

7.7      Methods of Distribution.

         (a) Distribution by Reason of Death. The Beneficiary of a Participant to which subsection 7.1(b) applies shall be entitled to receive a distribution of such Participant's Accounts in the form elected by the Participant in the appointment of his Beneficiary prior to October 1, 1996. If no such election was made, or for a designation made on or after October 1, 1996, such distribution shall be in any form available pursuant to the terms of the Plan as elected by the Beneficiary. If a Participant designates a Beneficiary other than his spouse at the time of such designation, such designation shall not be valid unless:

                  (i) the spouse of such Participant consents in writing to each such election or designation and acknowledges its effect, and

                  (ii)     such consent is witnessed by a notary public.

                  No spousal consent described in the immediately preceding sentence need be furnished, however, with respect to any election or designation if the Committee is satisfied that there is no spouse, that the spouse cannot be located, or that such consent is unobtainable for any other reason provided under regulations of the Internal Revenue Service.

         (b) Distribution Upon Termination of Employment for Reasons Other than Death. A Participant who is entitled to receive a distribution of his Accounts due to the termination of his employment for any reason specified in Section 7.1, except death, may on Timely Notice elect to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution or an All Cash Distribution or, if eligible under
                  Section 7.5, an Installment Distribution, at any time.

         (c)      Small Distributions. Notwithstanding any provision of this
                  Section 7.6 to the contrary, if the aggregate value of a Participant's Accounts does not exceed $5,000 as provided under Code section 411(a)(11), the Committee shall direct the distribution of the Accounts of any Participant as an All Stock Distribution, a Stock and Cash Distribution or an All Cash Distribution as elected by the Participant or his Beneficiary. If no earlier election is made, Timely Notice of a request for payment shall be deemed to have been given as of the Valuation Date which is three months following notice of the Participant's entitlement to a distribution under Section 7.1, and such distribution shall be in the form of an All Cash Distribution. Such notice shall be provided to a KCTC Terminated Participant whose account balance was subject to cashout under the KCTC Hourly Plan but which is transferred prior to cashout from the KCTC Hourly Plan as of January 1, 1998, and distribution shall be made pursuant to this provision.



                                     cxxvi

7.8      Miscellaneous.

         (a) For the purpose of the Plan, no termination of employment will be deemed to have occurred in any instance where the person involved remains in Service or is re-employed by an Employer prior to receiving a distribution of his Accounts.

         (b) In the event of the death, prior to his receipt of a distribution, of a Participant who at the time of his death was entitled to receive distribution under subsection 7.6(b) and elected to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution, an All Cash Distribution, or an Installment Distribution, if eligible under Section 7.5, or was entitled to receive a distribution under subsection 7.6(c), and if the Committee has notice of the Participant's death prior to such distribution, then such distribution shall be made to the Participant's Beneficiary by the same method as it would have been made to the Participant but for his death.

         (c) Notwithstanding anything in this Article VII to the contrary, the distribution provisions of this Article VII shall not apply for Terminated Participants or Participants whose Qualified Domestic Relations Order is pending approval by the Plan Administrator.

7.9 (a) Notwithstanding any provision of the Plan to the contrary, a Participant's or Terminated Participant's Accounts shall be distributed commencing no later than the earlier of:

                           (i) With respect to a Participant or Terminated Participant who attains age 70-1/2 on or after January 1, 1999, other than a Participant or Terminated Participant who is a five percent owner as defined in Code Section 401(a)(9), April 1 of the calendar year following the later of

                           (A) the calendar year in which the Terminated Participant attains age 70-1/2, or

                           (B) the calendar year in which the Participant retires, as defined under Code Section 401(a)(9), or terminates employment.

                           With respect to a Participant or Terminated
                           Participant who attains age 70-1/2 prior to January 1, 1999, and with respect to a Participant or Terminated Participant who is a five percent owner as defined in Code Section 401(a)(9), April 1 of the calendar year following the year in which the Participant or Terminated Participant attains age 70-1/2, except to the extent that Section 1121(d)(4) of the Tax Reform Act of 1986 provides otherwise; provided that a Participant who is not a five percent owner as defined in Code Section 401(a)(9), who is still employed with an Employer on January 1, 1999, and who is receiving or would commence receiving distributions hereunder, shall have a one-time opportunity to elect to cease or defer distributions hereunder until not later than April 1 of the calendar year in which the Participant retires, as defined under Code Section 401(a)(9), or terminates employment. Failure to elect shall be deemed to be an election to receive distributions hereunder.

                  (ii) unless the Participant elects a later date (which can be no later than the date specified in (i) above), the 60th day after the latest of:



                                     cxxvii

                           (A) the close of the Plan Year in which the Participant attains age 65,

                           (B) the close of the Plan Year which includes the date 10 years after the date the Participant first commenced participating in the Plan, or

                           (C) the close of the Plan Year in which the Participant terminated employment with his Employer.

          (b) The Accounts of a Participant or Terminated Participant shall be distributed to a Beneficiary who is the surviving spouse, commencing on or before the later of the date on which the Participant or Terminated Participant would have attained age 70-1/2 or one year after the date of the Participant's or Terminated Participant's death, or (ii) to a Beneficiary who is not the surviving spouse, within five years of the Participant's or Terminated Participant's death, or, in each case, such other period specified under the requirements of Code section 401(a)(9) and the regulations thereunder.

         (c) All distributions from the Plan shall be made in accordance with the requirements of Code section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirements.

         (d) The Committee may, in its discretion, establish procedures for making such required distributions consistent with the provisions hereof.

7.10 Unclaimed Benefits. During the time when a benefit hereunder is payable to any Terminated Participant or, if deceased, his Beneficiary, the Committee shall mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within 12 months from the mailing of such demand, then the Committee may, under rules established by the Committee, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a forfeiture for the Plan Year within which such 12-month period ends, but shall be subject to restoration through an Employer Contribution if the lost Participant or such Beneficiary later files a claim for such benefit.

7.11 Brown-Bridge Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6. if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been an Employee of the Brown-Bridge Mill; and

         (b) such termination of employment must be involuntary on the part of the Participant, be caused solely by the elimination of his job function with the Corporation due to the sale of assets of the Brown-Bridge Mill under the Assets Purchase Agreement entered into between the Corporation and Brown-Bridge Acquisition Corp. dated June 15, 1994, and such termination of employment must occur on the Closing Date of such Assets Purchase Agreement.



                                    cxxviii

7.12 Karolton Envelope Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6. if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been an Employee of Karolton Envelope; and

         (b) such termination of employment must be involuntary on the part of the Participant, be caused solely by the elimination of his job function with the Corporation due to the sale of assets of Karolton Envelope under the Assets Purchase Agreement entered into between the Corporation and KECA Corporation dated October 29, 1993, and such termination of employment must occur on the Closing Date of such Assets Purchase Agreement.

7.13 Spenco Medical Corporation Benefit. Notwithstanding any other provision of the Plan, a Participant shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6. if such Participant is employed by Spenco Medical Corporation on the Closing Date of the sale of Spenco Medical Corporation under the Agreement and Plan of Merger entered into between the Corporation and Spenco Medical Corporation, SBS Enterprises, Inc., Spenco Acquisition Corporation and Steven B. Smith, dated March 4, 1994. For purposes of this Section, a Participant described in the preceding sentence shall be treated under Section 7.6 as if he terminated employment with an Employer for a reason other than death on the Closing Date; provided, however, that a distribution pursuant to this Section shall be delayed to the extent required by the Internal Revenue Service under section 401(k)(2)(B)(i)(I) of the Code.

7.14 Form of ESOP Benefit. Notwithstanding anything in the Plan to the contrary but subject to the provisions of Sections 7.6 (c) and 7.10, the form of benefit payment available to a Participant, unless the Participant elects otherwise, shall be substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant whose vested portion of his Accounts exceeds $500,000 (as adjusted by legislation or for cost-of-living increases), five (5) years plus one (1) additional year (not exceeding five (5) additional years) for each $100,000 (or fraction of $100,000) (as adjusted by legislation or for cost-of-living increases) by which the vested portion of his Accounts exceeds $500,000 (as adjusted by legislation or for cost-of-living increases).

7.15 ESOP Dividend Distributions. Dividends paid to the Trust that had dividend record dates during a Plan Year on Corporation Stock allocated to a Participant's Accounts shall be paid to that Participant, or if applicable, to his Beneficiary, in the first quarter of the Plan Year following the Plan Year in which the dividends' record dates occurred; provided, however that the amount of such dividend payment shall not be less than the minimum amount established by the Committee in its sole discretion. Notwithstanding the preceding sentence, in the last quarter of each Plan Year, a Participant who is employed by an Employer or an affiliate of an Employer on the last day of that Plan Year may elect to have 25%, 50%, 75%, or all of such dividend payments remain in the Trust in lieu of a distribution under this Section. Dividends retained in the Trust under this Section shall be invested as directed by the Participant under Section 3.8. Notwithstanding both the dollar amount (if any) of any election under this Section and the preceding provisions of cxxix
         this Section, the amount actually paid under this Section shall not exceed the lesser of (i) the electing Participant's share of the dividends subject to such election and (ii) his balance in his Accounts at the time of payment. A dividend payment shall not be made to a Terminated Participant or Participant whose qualified domestic relations order is pending approval by the Plan Administrator.

7.16 Kimberly-Clark Integrated Services Corporation Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6. if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been an Employee of Kimberly-Clark Integrated Services Corporation; and

         (b) such termination of employment must be involuntary on the part of the Participant, be caused solely by the elimination of his job function with Kimberly-Clark Integrated Services Corporation due to the cessation of operations of Kimberly-Clark Integrated Services Corporation on or about June 30, 1995, and such termination of employment must occur on or after the date of such cessation of operations.

7.17 Direct Rollovers. This Section applies to distributions and withdrawals made under Articles VII and VIII on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to a single eligible retirement plan specified by the distributee in a direct rollover.

         For purposes of this Section, the following definitions shall apply:

         (a) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years of more; any distribution to the extent that such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

         (b) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

         (c) A "distributee" includes a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee cxxx
                  under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

         This Section shall not be construed to alter any of the requirements for distributions or withdrawals under the remaining provisions of this
         Article VII and the provisions of Article VIII.

7.18 Specialty Products Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6 if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment, he must have been an Employee whose employment duties are principally related to the Specialty Products business of the Corporation;

         (b) such termination of employment must be involuntary on the part of the Participant, be caused solely by the elimination of his job function with the Corporation due to the spinoff of SMI on or about the fourth quarter of 1995, and such termination of employment must occur on or after the SMI Distribution Date; and

         (c) immediately following his termination of employment, he must have become employed by SMI.

7.19     Limitations on Distribution of Before-Tax Contributions.
         Notwithstanding any other provision of the Plan to the contrary, Before-Tax Contributions and earnings thereon (except for the withdrawal of earnings provided under subsection 8.3(b)) shall not be distributed before one of the following events:

         (a) the Eligible Employee's retirement, death, disability, or separation from service, as provided under Code section 401(k) and applicable regulations;

         (b) the Eligible Employee's attainment of age 59 1/2 or the Eligible Employee's hardship, as provided under Code section 401(k) and applicable regulations;

         (c) the termination of the Plan without the establishment or maintenance of a successor plan, as provided under Code section 401(k) and applicable regulations;

         (d) the date of the sale or other disposition by an Employer of substantially all the assets used in a trade or business to an unrelated corporation, but only with respect to an Eligible Employee who continues employment with the acquiring corporation, provided that the Employer continues to maintain the plan after the sale or disposition and the acquiring corporation does not maintain the plan after the sale or disposition, in accordance with Code section 401(k) and applicable regulations; or



                                      cxxxi

         (e) the date of the sale or other disposition by an Employer of its interest in a subsidiary to an unrelated entity or individual, but only with respect to an Eligible Employee who continues employment with the acquiring corporation, provided that the Employer continues to maintain the plan after the sale or disposition and the acquiring corporation does not maintain the plan after the sale or disposition, in accordance with Code section 401(k) and applicable regulations.

7.20 Lakeview Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.6 if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been an Employee at the Lakeview Mill, Lakeview Diaper Plant, Lakeview Feminine Care Plant, Lakeview Distribution Center, or Badger-Globe Mill; and

         (b) such termination of employment must be involuntary on the part of the Participant and be caused solely by the elimination of his job function with the Corporation due to the sale of assets of the tissue manufacturing facilities of the Lakeview Mill under the Assets Purchase Agreement entered into between the Corporation and American Tissue Mills of Neenah L.L.C. dated as of August 8, 1996, and such termination of employment must occur on or within 30 days after the Closing Date of such Assets Purchase Agreement.

7.21 Coosa Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.7 if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been (i) an Employee of Coosa Pines Golf Club Inc., or
                  (ii) an Employee of an Employer located at Coosa Pines, Alabama; and

         (b) such termination of employment must be involuntary on the part of the Participant and be caused solely by the elimination of his job function from his Employer due to the sale of the assets of the Coosa pulp and newsprint mill facility and woodlands under the Assets Purchase Agreement entered into between the Corporation and Alliance Forest Products, Inc. dated as of February 14, 1997, and such termination of employment must occur on or within 30 days after the Closing Date of such Assets Purchase Agreement.

7.22 KIMPAK(R) Benefit. Notwithstanding any other provision of the Plan, if a Participant's employment with an Employer is terminated, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.7 if such Participant meets all of the following conditions:

         (a) immediately prior to his termination of employment he must have been an Employee at the Badger-Globe Mill; and

         (b) such termination of employment must be involuntary on the part of the Participant and be caused solely by the elimination of his job function with the Corporation due to the sale of assets of the KIMPAK(R) product line under the Assets cxxxii

                  Purchase Agreement entered into between the Corporation and National Packaging Services Corporation dated as of September 30 1996, and such termination of employment must occur on or within one year after the Closing Date of such Assets Purchase Agreement.

7.23 Tecnol 401(k) Plan Benefit. The vested account balance ("Tecnol Account") of each remaining participant (the "Tecnol Participant") in the Tecnol Medical Products, Inc. Employee 401(k) Capital Accumulation Plan (the "Tecnol 401(k) Plan") shall be transferred to this Plan. Such amount representing pre-tax 401(k) contributions shall be transferred to and held in the Before-Tax Contribution Section of the Employee Account, and all other amounts shall be transferred to and held in a rollover account like the KCTC Heritage Rollover Account.

         Such Tecnol Account shall be invested according to the Tecnol Participant's existing elections under the Tecnol 401(k) Plan in the Money Market Fund (for amounts transferred from the Fidelity Retirement Government Money Market Portfolio in the Tecnol 401(k) Plan), the Medium-Term Managed Fund (for amounts transferred from the Fidelity Asset Manager Portfolio and Fidelity Puritan Fund in the Tecnol 401(k)
         Plan), the Stock Index Fund (for amounts transferred from the Fidelity Contrafund in the Tecnol 401(k) Plan), and the International Index Fund (for amounts transferred from the Fidelity Overseas Fund in the Tecnol 401(k) Plan), subject to reallocation by the Tecnol Participant pursuant to Section 3.8 hereof.

         The Tecnol Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his Tecnol Account, and shall not be eligible to make Before-Tax Contributions or After-Tax Contributions under Article III or to receive Company Matching Contributions under Article IV by reason of such transfer. The Tecnol Participant may request a distribution of his Tecnol Account in the Plan in accordance with the applicable provisions of this Article VII and Article VIII, subject to the same consent requirements applicable to a Ballard Heritage Employee.

7.24 Tecnol ESOP Benefit. The vested account balance ("Tecnol Account") of the remaining two participants (the "Tecnol Participant") in the Tecnol Medical Products, Inc. Employee Stock Ownership Plan (the "Tecnol ESOP") shall be transferred to this Plan and held in a rollover account. Such Tecnol Accounts shall be invested in the Money Market Fund upon transfer, subject to reallocation by the Tecnol Participant pursuant to Section 3.8 hereof. The Tecnol Participants shall participate in the Plan hereunder only to the extent of their respective Tecnol Accounts, and shall not be eligible to make Before-Tax Contributions or After-Tax Contributions under Article III or to receive Company Matching Contributions under Article IV by reason thereof. The Tecnol Participants may request a distribution of their Tecnol Accounts in the Plan at any time in accordance with the applicable provisions of this Article VII.



                                    cxxxiii

                                  ARTICLE VIII

                              WITHDRAWALS AND LOANS


8.1 Regular Withdrawals. A Participant, subject to the conditions stated below, may make the following Regular Withdrawals:

         (a) Such amounts as the Participant may elect from the Unrestricted After-Tax Contribution Section of his Accounts;

         (b) Such amounts as the Participant may elect from the Basic After-Tax Contribution Section of his Accounts;

         (c) Such amounts as a Participant may elect from his Employer Accounts, provided such amounts are vested and such amounts (disregarding earnings and losses) have been in the Plan for at least 24 months; and

         (d) Such amounts as a KCTC Heritage Employee who has at least 5 Years of Service may elect from his KCTC Heritage Rollover Account. Notwithstanding the foregoing, a KCTC Heritage Employee who has less than 5 Years of Service may withdraw Matching Employer Contributions (as such term is defined in the KCTC Hourly Plan), from his KCTC Heritage Rollover Account provided such amounts are vested and such amounts (disregarding earnings and losses) have been in the Plan (including periods under the KCTC Hourly Plan) for at least 24 months. A KCTC Heritage Employee who has less than 5 Years of Service may withdraw Retirement Contributions, if applicable (as such term is defined in the Kimberly-Clark Tissue Company Investment plan for Salaried Employees) provided such amounts (disregarding earnings and losses) have been in the Plan (excluding periods under the KCTC Hourly Plan) for at least 24 months. A KCTC Heritage Employee who has attained age 59 1/2 may withdraw any funds from his KCTC Heritage Rollover Account provided such amounts are vested.

         (e) Such amounts as a Ballard Heritage Employee who has at least 5 Years of Service may elect from his Ballard Heritage Rollover Account. Notwithstanding the foregoing, a Ballard Heritage Employee who has less than 5 Years of Service may withdraw Matching Contributions (as such term is defined in the Ballard Savings Plan) from his Ballard Heritage Rollover Account provided such amounts are vested and such amounts (disregarding earnings and losses) have been in the Plan (excluding periods under the Ballard Savings Plan) for at least 24 months. A Ballard Heritage Employee who has less than 5 Years of Service may withdraw Discretionary Contributions (as such term is defined in the Ballard Savings Plan) provided such amounts (disregarding earnings and losses) have been in the Plan (including periods under the Ballard Savings Plan) for at least 24 months. A Ballard Heritage Employee who has attained age 59 1/2 may withdraw any funds from his Ballard Heritage Rollover Account provided such amounts are vested.

         Any Participant not otherwise described above shall not be eligible to make withdrawals from his Employer Accounts.



                                     cxxxiv

         In the event of a Regular Withdrawal from the Basic After-Tax Contribution section of a Participant's Accounts pursuant to subsection 8.1(b), such Participant's Contributions under the Plan shall be suspended for a period of 12 months following such withdrawal.

8.2 Over Age 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may withdraw such amounts as he may elect from the Before-Tax Contributions Sections of his Accounts.

8.3      Hardship Withdrawals.

         (a) Upon the application of any Participant who has not attained age 59 1/2, the Committee, in accordance with its uniform nondiscriminatory rules, may permit such Participant to withdraw all or a portion (subject to subsection (b) below) of the amount in the Before-Tax Contributions Section of his Accounts if the Participant is able to demonstrate financial hardship and provided, however, that all amounts available as Regular Withdrawals described in Section 8.1 shall first be withdrawn. A Participant shall be considered to have demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet his immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. A Participant making application under this
                  Section 8.3 shall have the burden of demonstrating a financial hardship to the Committee, and the Committee shall not permit withdrawal under this subsection without first receiving such proof.

                  The Participant will be deemed to have demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of:

                  (i) medical expenses (as described in Code section 213(d)) incurred by the Participant, his spouse, or any of his dependents, or necessary for such persons to obtain medical care;

                  (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

                  (iv) payments necessary to prevent eviction from or foreclosure on the Participant's principal residence or the mortgage on that residence; or

                  (v) any other condition determined by the Committee pursuant to its uniform Committee Rules to represent a financial hardship.

                  Moreover, the Participant will be deemed to have demonstrated that the amount of the withdrawal is unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:

                  (i) the Participant represents that the distribution is not in excess of the amount of his immediate and heavy financial needs, except that the cxxxv
                           withdrawal may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal; and

                  (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to him under all other qualified and nonqualified deferred compensation plans currently maintained by an Employer.

                  In the event of any withdrawal by a Participant pursuant to this Section 8.3, (i) such Participant's Contributions under this Plan and his contributions under all other qualified and nonqualified deferred compensation plans maintained by an Employer shall be suspended for a period of 12 months following such withdrawal, and (ii) for the calendar year following the calendar year in which such withdrawal occurred, the amount of the Participant's Before-Tax Contributions may not exceed the limitation on the amount of Before-Tax Contributions which may be contributed, as set forth in subsection 3.5(a), less the amount of any Before-Tax Contributions made by said Participant during the calendar year of the withdrawal.

         (b) No hardship withdrawal shall exceed the balance then credited to the Participant's Before-Tax Contributions Section of his Accounts (or, if less, the Current Market Value thereof) nor shall any withdrawal include earnings on such Contributions after December 31, 1988.

8.4      Distribution of Withdrawals.

         (a) Regular Withdrawals and Over Age 59-1/2 Withdrawals. Regular Withdrawals and Over Age 59-1/2 Withdrawals shall be permitted as of any Valuation Date following Timely Notice. A distribution of a withdrawal shall be made as soon as practicable after the withdrawal request or such other time as specified by Committee rule. A Participant who is entitled to receive a Regular Withdrawal or an Over Age 59-1/2 Withdrawal may on Timely Notice elect to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution or an All Cash Distribution.

         (b) Hardship Withdrawals. If a Participant's application for a hardship withdrawal is approved, the effective date for such withdrawal shall be the Valuation Date coincident with or immediately following such approval. If the Participant's application for a hardship withdrawal is denied and, on appeal, subsequently approved, the effective date for such withdrawal shall be the Valuation Date coincident with or immediately following the date of the Committee's decision on the appeal. Hardship withdrawals will be made only in the form of an All Cash Distribution.

8.5      Miscellaneous.

         (a) Notwithstanding anything in this Article VIII to the contrary, the withdrawal and loan provisions of this Article VIII shall not apply for Terminated Participants or Participants whose qualified domestic relations order is pending approval by the Plan Administrator.


                                     cxxxvi

         (b) In the event of the death of a Participant on or after the Valuation Date with respect to which the Participant has elected to make a withdrawal, but prior to the actual distribution thereof, and if the Committee has notice of the Participant's death prior to such distribution, then such distribution shall be made to the Participant's Beneficiary by the same method as it would have been made to the Participant but for his death.

8.6 Waiver of Right to Withdraw. A Participant who is on an assignment outside of the United States may waive his right to make a withdrawal pursuant to this Article VIII. Any such waiver shall be in writing, in a form acceptable to the Committee and signed by the Participant, and shall be irrevocable. The duration of a waiver hereunder may be for a stated period or until the occurrence of a specified event, at the election of the Participant, but in absence of such an election the waiver shall expire upon termination or completion of the Participant's assignment outside the United States.

8.7 Participant Loans. For purposes of this Section 8.7, "Participant" shall mean a Participant who is a "party in interest" as defined in ERISA section 3(14). Loans shall be available to Participants on a reasonably equivalent basis on the following conditions:

         (a) A Participant may, on Timely Notice, request a loan from the Plan under the following terms and conditions, provided that such Participant may not request a loan from the Plan if the Participant has an outstanding loan (whether such outstanding loan has become a deemed distribution under Section 72(p) of the Code) from the Plan at the time of such request.

         (b) Loan amounts shall be at least $1,000 and shall not exceed the lesser of (i) 50% of Before-Tax Contributions Section of the Participant's Account as of the date of the loan request, less any amounts payable for pending withdrawal or (ii) $50,000 (reduced by the highest outstanding loan balance under the Plan during the one-year period ending on the day before the date on which the loan is made). Loans under any other qualified plan sponsored by the Employer or an Affiliated Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded. Loan amounts shall be taken from the Before-Tax Contributions Section of the Participant's Accounts.

         (c) Loans shall be classified as either a General Purpose Loan or a Primary Residence Loan.

                  (i) A General Purpose Loan may be requested on Timely Notice for any purpose other than for the purchase of a primary residence for the Participant. General Purchase Loans shall be for a term not to exceed 4 years from the date of the loan.

                  (ii) A Primary Residence Loan may be requested on Timely Notice for the purchase (excluding mortgage payments) or construction of a Participant's primary residence and may be made only upon receipt of proper documentation from the Participant. Primary Residence Loans shall be for a term not to exceed 10 years from the date of the loan.

         (d) Loans shall be nonrenewable and nonextendable. Loans shall be repaid, through payroll deduction or, in the case of a Participant who is on an unpaid cxxxvii
                  leave of absence and who does not elect to suspend his loan payments hereunder, by manual repayments.

         (e) Loans shall be repaid in periodic payments (not less frequently than quarterly) with substantially level amortization required over the term of the loan; provided, however, that a Participant with an outstanding loan who is on an unpaid leave of absence, or qualified military service pursuant to Section 414(u)(4) of the Code, may elect, at the commencement of such leave of absence, to suspend his loan repayments for the lesser of (i) the period of the leave of absence or (ii) 12 months. Notwithstanding the foregoing, a Participant whose Contributions are suspended pursuant to
                  Section 3.6 may not elect to suspend his loan repayments.

         (f) Loans may be prepaid in full at any time without penalty; provided however, that a Participant who provides notification of his intention to prepay a loan and fails to do so may not resubmit notification for such period as determined by the Committee. Partial prepayments shall be not be permitted.

         (g) Each Participant receiving a loan hereunder shall receive a statement reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges.

         (h) All loans hereunder shall be considered investments of a segregated account of the Trust directed by the borrower. All loans shall be secured by up to 50% of the vested portion of the Participant's Accounts, less any portion of the Participant's Account which has been assigned to an alternate payee under a qualified domestic relations order, to the extent necessary to secure the outstanding loan amount and applied first to the Before-Tax Contributions section of the Participant's Accounts. No additional security shall be permitted.

         (i) Interest shall be charged at a rate determined by the Committee and shall be determined with regard to interest rates currently being charged on similar commercial loans by persons in the business of lending money.

         (j) Any loan made to a Participant hereunder shall be evidenced by a promissory note which shall be executed by the Participant in such manner and form as the Committee shall determine. Such promissory note shall contain the irrevocable consent of the Participant to payroll deductions.

         (k) Fees chargeable in connection with a Participant's loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Committee, against the Participant's Account to whom the loan is granted.

         (l) All loans shall be made from the Before-Tax Contributions section of the Participant's Accounts and pro rata from the Investment Fund in which the Before-Tax Contributions section of such Participant's Account are then invested.

         (m) Loan repayments to the Plan by the Participant shall be made on an after-tax basis and shall be allocated to the Before-Tax Contributions section of the Participant's Account in the Investment Funds in the proportion that Before-Tax Contributions section such Account is represented and shall be invested in the cxxxviii

                  Investment Funds on the basis of the Participant's investment election under Section 3.4 in effect at the time of such loan repayment.

         (n) In the event that the Participant fails to make any required loan repayment before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable, unless the Committee determines otherwise. In the event that a loan becomes immediately due an payable (in "default") pursuant to this Section 8.7, the Participant (or his Beneficiary, if the Beneficiary is the surviving spouse, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance in full within such time as may be specified by the Committee in a uniform and nondiscriminatory manner. Otherwise, any such outstanding loan shall be deducted from the portion of the Participant's vested Accounts (first from the Before-Tax Contributions section of his Accounts) before any benefit which is or becomes payable to the Participant or his Beneficiary is distributed. In the case of a benefit which becomes payable to the Participant or his Beneficiary pursuant to Article 7 (or would be payable to the Participant or Beneficiary but for such individual's election to defer the receipt of benefits), the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid. The Committee shall also be entitled to take any and all other actions necessary and appropriate to enforce collection of the outstanding balance of the loan. Failure of the Committee to strictly enforce Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

         (o) The outstanding loan balance or balances of a KCTC Heritage Employee under the KCTC Hourly Plan shall be transferred to, and repayment made to, this Plan effective as of January 1, 1998, and shall be subject to the terms of this Plan to the extent not inconsistent with the terms of the outstanding loan; provided, however, that a KCTC Heritage Employee whose loan is transferred to this Plan with past due loan payments shall have an extended grace period, as determined by the Committee, in which to avoid default under this Section 8.7, provided the total grace period under this Plan and the KCTC Hourly Plan does not exceed the time period as provided under the rules of the Internal Revenue Service. Such outstanding loan balance shall be taken into account for all purposes under this Section 8.7.



                                     cxxxix

                                   ARTICLE IX

                       INCENTIVE INVESTMENT PLAN COMMITTEE


9.1 Membership. The Committee shall consist of at least three persons who shall be officers or directors of the Corporation or Eligible Employees. Members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Chief Executive Officer of the Corporation. The Committee shall elect one of its members as chairman. The Committee shall not receive compensation for its services. Committee expenses shall be paid by the Corporation.

9.2 Powers. The Committee shall have all such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Accounts hereunder, to adopt rules relating to the giving of Timely Notice, and to perform such other duties as may from time to time be delegated to it by the Chief Executive Officer of the Corporation. The Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable. It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate.

9.3 Procedures. A majority of the Committee members shall constitute a quorum. The Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members. All action by the Committee shall be evidenced by a certificate signed by the chairman or by the secretary to the Committee. The Committee shall appoint a secretary to the Committee who need not be a member of the Committee,and all acts and determinations of the Committee shall be recorded by the secretary, or under his supervision. All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

9.4 Rules and Decisions. All rules and decisions of the Committee shall be uniformly and consistently applied to all Eligible Employees and Participants under this Plan in similar circumstances and shall be conclusive and binding upon all persons affected by them. The Committee shall have absolute discretion in carrying out its duties under the Plan.

9.5 Authorization of Payments. Subject to the provisions hereof, it shall be the duty of the Committee to furnish the Trustee with all facts and directions necessary or pertinent to the proper disbursement of the Trust funds.

9.6 Books and Records. The records of the Employers shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan and for the calculation of Contributions and Company Matching Contributions.


                                      cxl

9.7 Perpetuation of the Committee. In the event that the Corporation shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Committee at that time shall remain in office until the final termination of the Trust, and any vacancies in the membership of the Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Committee.

9.8 Claim Procedure. The Committee shall establish a procedure for handling all claims by all persons. In the event any claim is denied, the Committee shall provide a written explanation to the person stating the reasons for denial.

9.9 Allocation or Reallocation of Fiduciary Responsibilities. The Named Fiduciary may allocate powers and responsibilities not specifically allocated by the Plan, or reallocate powers and responsibilities specifically allocated by the Plan, to designated persons, partnerships or corporations other than the Committee, and the members of the Committee may allocate their responsibilities under the Plan among themselves. Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Committee with the records of the Committee. Notwithstanding the foregoing, no reallocation of the responsibilities provided in the Trust to manage or control the Trust assets shall be made other than by an amendment to the Trust.

9.10 Plan Administrator. The Corporation shall be the Plan Administrator as described in ERISA.

9.11 Service of Process. The Corporation shall be the designated recipient of service of process with respect to legal actions regarding the Plan.


                                      cxli

                                    ARTICLE X

                            AMENDMENT AND TERMINATION


10.1 Amendment and Termination. While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust, and may at any time order the temporary suspension or complete discontinuance of Company Matching Contributions or may terminate the Plan, provided, however, that

         (i) no such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries;

         (ii) no such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan; and

         (iii) in the event of termination of the Plan or complete discontinuance of Company Matching Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.

         Any action permitted to be taken by the Board under the foregoing provision regarding the modification, alteration or amendment of the Plan or the Trust may be taken by the Committee, using its prescribed procedures, if such action

         (1)      is required by law, or

         (2)      is required by collective bargaining, or

         (3) is estimated not to increase the annual cost of the Plan by more than $1,000,000, or

         (4) is estimated not to increase the annual cost of the Plan by more than $25,000,000, provided such action is approved and duly executed by the Chief Executive Officer of the Corporation.

         Any action taken by the Board or Committee shall be made by or pursuant to a resolution duly adopted by the Board or Committee and shall be evidenced by such resolution or by a written instrument executed by such persons as the Board or Committee shall authorize for such purpose.

         The Committee shall report to the Chief Executive Officer of the Corporation before January 31 of each year all action taken by it hereunder during the preceding calendar year.


                                     cxlii

         However, nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with any law relating to the establishment or maintenance of the Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment is made retroactively or adversely affects the rights or interests of a Participant under the Plan.



                                     cxliii

                                   ARTICLE XI

                                  MISCELLANEOUS


11.1 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of his Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

11.2 Rights to Trust Assets. No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust. All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Employers, the Trustee, nor any member of the Committee shall be liable therefor in any manner.

         The Employers shall have no beneficial interest of any nature whatsoever in any Employer Contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust, or any part thereof, except to the extent that forfeitures as provided in the Plan shall be applied to reduce the Employer Contributions.

11.3 Disclaimer of Liability. Neither the Trustee, the Employers, nor any member of the Committee shall be held or deemed in any manner to guarantee the funds of the Trust against loss or depreciation.

11.4 Non-Recommendation of Investment. The availability of any security hereunder shall not be construed as a recommendation to invest in such security. The decision as to the choice of investment of Contributions must be made solely by each Participant, and no officer or employee of the Corporation or the Trustee is authorized to make any recommendation to any Participant concerning the allocation of Contributions hereunder.

11.5 Indemnification of Committee. The Employers shall indemnify the Committee and each of its members and hold them harmless from the consequences of their acts or conduct in their official capacity, including payment for all reasonable legal expenses and court costs, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith.

11.6 Selection of Investments. The Trustee shall have the sole discretion to select investments for the various funds provided for herein even though the same may not be legal investments for trustees under the laws applicable thereto.

11.7 Non-Alienation. Except as otherwise provided herein, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person cxliv
         entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

11.8 Facility of Payment. If the Committee has notice that a Participant entitled to a distribution hereunder, or his Beneficiary, is incapable of caring for his own affairs, because of illness or otherwise, the Committee may direct that any distribution from such Participant's Accounts may be made, in such shares as the Committee shall determine, to the spouse, child, parent or other blood relative of such Participant, or his Beneficiary, or any of them, or to such other person or persons as the Committee may determine, until such date as the Committee shall determine that such incapacity no longer exists. The Committee shall be under no obligation to see to the proper application of the distributions so made to such person or persons, and any such distribution shall be a complete discharge of any liability under the Plan to such Participant, or his Beneficiary, to the extent of such distribution.

11.9 Allocation in the Event of Advance Contributions. In the event that the Employer's tax deduction with respect to amounts contributed to the Plan pursuant to Articles III and IV for the months in the final quarter of a Plan Year results in such amounts being deemed advanced contributions of the Employer with respect to the taxable year of the Employer ending within such Plan Year, such amounts shall be considered allocated pursuant to Articles III and IV, as applicable, as of the last day of such taxable year.

11.10 Action by a Committee of the Board. Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Compensation Committee of the Board or any other duly authorized committee of the Board designated under the By-Laws of the Corporation.

11.11 Qualified Domestic Relations Orders. Anything in this Plan to the contrary notwithstanding:

         (a) Alternate Payee's Accounts. An alternate payee under a domestic relations order determined by the Corporation to be a qualified domestic relations order (as defined in Code section 414(p)) shall have established and maintained for him separate Accounts similar to the Accounts of the Participant specified in the qualified domestic relations order. The alternate payee's Accounts shall be credited with his interest in such Participant's Accounts, as determined under the qualified domestic relations order. Except to the extent specifically provided by the qualified domestic relations order, no amount of the non-vested portion, if any, of the Participant's Employer Accounts shall be credited to the alternate payee's Accounts. Subsection 6.2(c) and Sections 6.3, 6.4 and 6.5 shall apply to the alternate payee's Accounts as if the alternate payee were a Participant.

         (b) Investment of Alternate Payee's Accounts. An alternate payee may on Timely Notice elect to reallocate or transfer all or any percentage portion of any of his Employee Accounts or Employer Accounts or both, consistent with subsection 6.1(a). An alternate payee's interest arising from this reallocation shall be invested in the various funds in accordance with the alternate payee's directions.



                                      cxlv

                  For purposes of subsection 6.1(b), any such reallocation shall be treated as a reallocation in accordance with subsection 6.1(a).

         (c) Alternate Payee's Beneficiary. Except to the extent otherwise provided by the qualified domestic relations order relating to an alternate payee:

                  (i) the alternate payee may designate on Timely Notice a beneficiary,

                  (ii) if no such person is validly designated or if the designated person predeceases the alternate payee, the beneficiary of the alternate payee shall be his estate, and

                  (iii) the beneficiary of the alternate payee shall be accorded under the Plan all the rights and privileges of the Beneficiary of a Participant.

         (d) Distribution to Alternate Payee. An alternate payee shall be entitled to receive a distribution from the Plan in accordance with the qualified domestic relations order relating to the alternate payee. Such distribution may be made only in a method provided in Section 7.7 and shall include only such amounts as have become vested; provided, however, that if a qualified domestic relations order so provides, a Lump Sum Distribution or Partial Distribution of the total vested amount credited to the alternate payee's Accounts may be made to the alternate payee before the date that the Participant specified in the qualified domestic relations order attains his earliest retirement age (as defined in Code section 414(p)(4)(B)). A qualified domestic relations order may provide that until a distribution is made to the alternate payee, the alternate payee may make withdrawals in accordance with Article VIII as if the alternate payee were an employed Participant; provided, however, that (i) hardship withdrawals from the portion of the alternate payee's Accounts attributable to the Before-Tax Contributions Section of the Accounts of the Participant specified in the qualified domestic relations order shall not be available to an alternate payee and (ii) no withdrawal suspension penalties shall be imposed on account of a withdrawal by an alternate payee.

         (e) Vesting of Alternate Payee's Accounts. In the event that the qualified domestic relations order provides for all or part of the non-vested portion of the Participant's Employer Accounts to be credited to the Accounts of the alternate payee, such amounts shall vest and/or be forfeited at the same time and in the same manner as the Accounts of the Participant specified in the qualified domestic relations order; provided, however, that no forfeiture shall result to the Accounts of the alternate payee due to any distribution to or withdrawal by the Participant from his Accounts or any distribution to or withdrawal by the alternate payee from the vested portion of the Accounts of the alternate payee.

11.12 Compensation Limit. In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan for Plan Years beginning on January 1, 1989 and ending prior to January 1, 1994, shall not exceed $200,000, adjusted for changes in the cxlvi
         cost of living as provided in Code section 415(d), and compensation taken into account under the Plan for Plan Years beginning on or after January 1, 1994, shall not exceed $150,000, adjusted for changes in the cost of living as provided in Code sections 401(a)(17)(B) and 415(d).

         In applying the above limitation, the Family Members of a Highly Compensated Eligible Employee who is subject to the Family Member aggregation rules of Code section 414(q)(6) because such Highly Compensated Eligible Employee is either a "Five Percent Owner" (as defined within Subsection 2.1(hh) of the Employer or an Affiliated Employer or one of the ten Highly Compensated Eligible Employees paid the greatest "Compensation" (as defined within Subsection 2.1(hh) during the Year and such Highly Compensated Eligible Employee, shall be treated as a single Participant, except that for this purpose "Family Members" shall include only the affected Highly Compensated Eligible Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then the limitation shall be prorated among the Highly Compensated Eligible Employee and Family Members in proportion to each one's Total Compensation prior to the application of this limitation, or adjusted in accordance with any other method permitted by applicable regulations. Notwithstanding the foregoing, this paragraph shall not apply for Plan Years beginning after December 31, 1996.


                                     cxlvii

                                   ARTICLE XII

                             LIMITATIONS ON BENEFITS


12.1     Definitions and Rules.

                  (a) Definitions. For purposes of Article XII, the following definitions and rules of interpretation shall apply.

                                    (i) "Annual Additions" to a Participant's
                           Accounts under this Plan is the sum, credited to a Participant's Accounts for any Limitation Year, of:

                                           (A)      Company contributions,

                                           (B)      forfeitures, if any, and

                                           (C)      Participant Contributions.

                                    (ii) "Annual Benefit" -

                                           (A) A benefit which is payable
                                    annually in the form of a straight life
                                    annuity under a defined benefit plan
                                    maintained by the Company which is subject to the limitations of Code section 415. In the case of such a benefit which is not payable in the form of a straight life annuity, the benefit will be adjusted in accordance with subsection 12.1(a)(ii)(C) below.

                                           (B) When there is a transfer of
                                    assets or liabilities from one qualified plan to another, the Annual Benefit attributable to the assets transferred shall not be taken into account by the transferee plan in applying the limitations of Code section 415. The Annual Benefit payable on account of the transfer for any individual that is attributable to the assets transferred will be equal to the annual benefit transferred on behalf of such individual multiplied by a fraction, the numerator of which is the value of the total assets transferred and the denominator of which is the value of the total liabilities transferred.

                                           (C) In the case of a retirement
                                    benefit under a defined benefit plan subject to the limitations of Code section 415(b) which is in any form other than a straight life annuity, such benefit will be adjusted to a straight life annuity beginning at the same age which is the actuarial equivalent of such benefit in accordance with applicable regulations and rules determined by the Commissioner, but without taking into account:


                                    cxlviii

                                                   (1) the value of a qualified
                                        joint and survivor annuity (as defined
                                        in Code section 401(a)(11)(G)(iii) and
                                        the regulations thereunder) provided by
                                        a defined benefit plan to the extent
                                        that such value exceeds the sum of (a)
                                        the value of a straight life annuity
                                        beginning on the same date and (b) the
                                        value of any post-retirement death
                                        benefits which would be payable even if
                                        the annuity were not in the form of a
                                        joint and survivor annuity,

                                                   (2) the value of benefits
                                        that are not directly related to
                                        retirement benefits (such as, but not
                                        limited to, pre-retirement disability
                                        and death benefits), and

                                                   (3) the value of benefits
                                        provided by a defined benefit plan which reflect post-retirement cost-of-living increases to the extent that such increases are in accordance with Code section 415(d) and the regulations
                                        thereunder.

                                           (D) In the case of a retirement
                                    benefit beginning before the Social Security
                                    Retirement Age under a defined benefit plan subject to the limitations of Code section 415(b), such benefit will be adjusted to the actuarial equivalent of a benefit beginning at the Social Security Retirement Age in accordance with applicable regulations and rules determined by the Commissioner, but this adjustment is only for purposes of applying the dollar limitation described in Code section 415(b)(1)(A) to the Annual Benefit of the Participant.

                                           (E) If a Participant has less than 10
                                    Years of Vesting Service with the Company at the time the Participant begins to receive retirement benefits under a defined benefit plan, the benefit limitations described in Code section 415(b)(1) and (4) are to be reduced by multiplying the otherwise applicable limitation by a fraction, the numerator of which is the number of Years of Vesting Service with the Company as of, and including, the current Limitation Year, and the denominator of which is 10. For purposes of this paragraph (E), Years of Vesting Service shall be determined in accordance with such defined benefit plan.

                                           (F) In the case of a retirement
                                    benefit beginning after the Social Security
                                    Retirement Age under a defined benefit plan subject to the limitations of Code section 415(b), such benefit will be adjusted to the actuarial equivalent of a benefit beginning at the Social Security Retirement Age in accordance with applicable regulations and rules determined by the Commissioner, but this adjustment is only for purposes of applying the dollar cxlix
                                    limitation described in Code section
                                    415(b)(1)(A) to the Annual Benefit of the Participant.

                                           (G) For purposes of this Section, the
                                    "Social Security Retirement Age" shall mean the age used as the retirement age under section 216(l) of the Social Security Act, applied without regard to the age increase factor and as if the early retirement age under section 216(l)(2) of the Social Security Act were 62.

                                    (iii) "Company" - any corporation which is a
                            member of a controlled group of corporations (as defined in Code section 414(b) and modified by Code section 415(h)) or an affiliated service group (as defined in section 414(m) of the Code) which includes an Employer; any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) and modified by Code section 415(h)) with an Employer; or any other entity required to be aggregated with an Employer pursuant to Code section 414(o).

                                    (iv) "Compensation" with respect to a
                            Limitation Year -

                                           (A) includes amounts actually paid or
                                    made available to a Participant (regardless of whether he was such during the entire Limitation Year);

                                                   (1) as wages, fees for
                                            professional service, and other
                                            amounts received for personal
                                            services actually rendered in the
                                            course of employment with the
                                            Company including but not limited to
                                            commissions, compensation for
                                            services on the basis of a
                                            percentage of profits and bonuses;

                                                   (2) for purposes of (i)
                                            above, earned income from sources
                                            outside the United States (as
                                            defined in Code section 911(b));
                                            whether or not excludable from gross
                                            income under Code section 911 or
                                            deductible under Code section 913;

                                                   (3) amounts described in Code
                                            sections 104(a)(3), 105(a) and
                                            105(h) but only to the extent that
                                            these amounts are includable in the
                                            gross income of the Participant;

                                                   (4) amounts paid or
                                            reimbursed by the Company for moving
                                            expenses incurred by the
                                            Participant, but only to the extent
                                            that these amounts are not
                                            deductible by the Participant under
                                            Code section 217;


                                       cl

                                                   (5) value of a nonqualified
                            stock option granted to the Participant, but only to the extent that the value of the option is includable in the gross income of the Participant in the taxable year in which granted;

                                                   (6) the amount includable in
                            the gross income of a Participant upon making the election described in Code section 83(b).

                                           (B) excludes -

                                                   (1) amounts contributed to
                            this Plan by Employers on behalf of Participants as Before-Tax Contributions (and not considered Basic After-Tax Contributions under Section 3.5(a)(ii) nor recharacterized as Basic After-Tax Contributions under Section 3.5(b)(iii)) and any amount which is contributed or deferred by the Employer at the election of the Employee under Section 125 of the Code; provided, however that for Limitation Years beginning after December 31, 1997, such amounts shall be included as "Compensation" with respect to such Limitation Year.

                                                   (2) contributions made by the
                            Company to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed; provided however, any amounts received by a Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation in the year such amounts are includable in the gross income of the Participant;

                                                   (3) amounts realized from the
                            exercise of a nonqualified stock option, or recognized when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code section 83 and the regulations thereunder;

                                                   (4) amounts realized from the
                            sale, exchange or other disposition of stock acquired under a qualified stock option;



                                      cli

                                                   (5) other amounts which
                                           receive special tax benefits such as
                                           premiums for group term life
                                           insurance (but only to the extent
                                           that the premiums are not includable
                                           in the gross income of the
                                           Participant); and

                                                   (6) Compensation in excess of
                                            the limit set forth in Section
                                            11.12.

                           In lieu of the above definition of "Compensation," effective for Plan Years beginning after December 31, 1991, the following alternative definitions of "Compensation" in (A) or (B) below may be applied with respect to a Limitation Year, as determined by the Committee in its discretion:

                           (A) Wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Section 6041(d), 6051(a)(3), and 6052 of the Code, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code, and determined without regard to any rules under
                                    Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                           (B) Wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) of the Participant but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                           For Limitation Years after December 31, 1997, "Compensation" hereunder includes amounts contributed or deferred by the Employer on behalf of the Employee under sections 125 or 401(k) of the Code.

                                    (v)     "Limitation Year" - a calendar year;

                                    (vi)    "Maximum Permissible Amount" -

                                               (A) for a Limitation Year, with
                                    respect to any Participant, subject to the rule in paragraph (B), the lesser of

                                                   (1) $30,000 (or, if greater,
                                           1/4 of the dollar limitation in
                                           effect under Code section
                                           415(b)(1)(A)), or



                                      clii

                                                   (2) 25% of the Participant's
                                             Compensation for the Limitation
                                             Year.

                                                     (B) As of January 1 of each
                                    calendar year, the dollar limitation set forth in subparagraph (A)(1) above shall be adjusted automatically for cost-of-living increases to equal the dollar limitation as determined by the Commissioner for that calendar year under Code section 415(d)(1)(B). This adjusted dollar limitation applies for the Limitation Year ending with that calendar year.

                                    (vii) "Projected Annual Benefit" - the
                           Annual Benefit to which a Participant would be entitled under a defined benefit plan maintained by the Company on the assumptions that he or she continues employment until the normal retirement age (or current age, if that is later) thereunder, that his or her Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Plan remain constant as of the current Limitation Year for all future Limitation Years;

                  (b) Other Rule. For purposes of applying the limitations of Code section 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan and all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one defined benefit plan.

12.2     Limits.

                  (a) Annual Addition Limit. The amount of the Annual Addition which may be credited under this Plan to any Participant's Accounts as of any allocation date shall not exceed the Maximum Permissible Amount (based upon his Compensation up to such allocation date) reduced by the sum of any Annual Additions made to the Participant's Accounts under this Plan as of any preceding allocation date within the Limitation Year. If an allocation date of this Plan coincides with an allocation date of any other qualified defined contribution plan maintained by the Company, the amount of the Annual Additions which may be credited under this Plan to any Participant's Accounts as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Section 12.2 multiplied by the lesser of 1.0 or a fraction, the numerator of which is the amount described in this subsection (a) of Section 12.2 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all plans without regard to this Section 12.2. If contributions to this Plan by or on behalf of a Participant are to be reduced as a result of this Section 12.2, such reduction shall be effected by cliii
                  first reducing any Unrestricted After-Tax Contributions and second, if and to the extent necessary, by proportionately reducing any Basic After-Tax Contributions and corresponding Company Matching Contributions and then, if and to the extent necessary, by proportionately reducing any Before-Tax Contributions and corresponding Company Matching Contributions. If as a result of a reasonable error in estimating a Participant's Compensation, or under the limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in this Section 12.2, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

                                     (i) The excess amounts in the Participant's
                           Account consisting of Participant Contributions and Contributions made on his behalf and any increment attributable thereto shall be paid to the Participant as soon as administratively feasible.

                                    (ii) The excess amounts in the Participant's
                           Account consisting of Company Matching Contributions shall be used to reduce Company Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all Participants in the Plan.

                  (b) Overall Limit. For any Participant of this Plan who at any time participated in a defined benefit plan maintained by the Company, the rate of benefit accrual by such Participant in each defined benefit plan in which the Participant participates during the Limitation Year will be reduced to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Limitation Year, from exceeding 1.0:

                                    (i) The Projected Annual Benefit of the
                           Participant under the defined benefit plan

                                    over

                                            The lesser of (1) the product of
                           1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such Limitation Year or (2) the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such Participant for such Limitation Year,

                                    plus

                                    (ii) The sum of Annual Additions to such
                           Participant's Accounts under this Plan in such Limitation Year and for all prior Limitation Years cliv
                                    over

                                            The sum of the lesser of the
                           following amounts determined for such year and for each prior year of service with the Company: (1) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Limitation Year or (2) the product of 1.4 multiplied by 25% of the Participant's Compensation for such Limitation Year.

                  (c)      Special Rules Applicable to Computation of Overall
                           Limit.

                                    (i) For purposes of applying the defined
                           contribution plan fraction in Section 12.2(b), for any Limitation Year beginning after December 31, 1975, the following rules shall apply with respect to Limitation Years before January 1, 1976:

                                                     (A) The aggregate amount
                                    taken into account in determining the
                                    numerator of such fraction is deemed not to exceed the aggregate amount taken into account in determining the denominator of the fraction.

                                                     (B) The amount taken into
                                    account for purposes of subsection
                                    12.1(a)(i)(C)(1) is an amount equal to the excess of the aggregate amount of the Participant's contributions for such years during which he was an active participant in the Plan over 10% of the Participant's aggregate Compensation for all such years, multiplied by a fraction, the numerator of which is 1.0 and the denominator of which is the number of years beginning before January 1, 1976, during which the Participant participated in the Plan. Participant contributions made on or after October 2, 1973, shall be taken into account for purposes of the preceding sentence only to the extent that the amount of such contributions was permissible under a plan as in effect on that date.

                                    (ii) In any case where the sum of the
                           fractions in Section 12.2(b) is greater than 1.0 calculated as of the close of the last Limitation Year beginning before January 1, 1983 for a Participant in accordance with regulations prescribed by the Commissioner pursuant to Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount shall be subtracted from the numerator of the defined contribution plan fraction so that the sum of such fractions does not exceed 1.0 for such Limitation Year.

         (d) Repeal of Overall Limit. For Limitation Years beginning after December 31, 1999, the overall limit described in subsection 12.2(b) and (c) shall no longer apply under the Plan.


                                      clv

                                  ARTICLE XIII

                                     MERGER


No merger or consolidation with or transfer of any assets or liabilities to any other plan after September 2, 1974, shall be made unless, upon completion thereof, the value of each Participant's Account shall immediately after said merger, consolidation, or transfer be equal to or greater than the value of the Participant's Account immediately before the merger, consolidation, or transfer (if the Plan had then terminated).


                                      clvi

                                   ARTICLE XIV

                             TOP-HEAVY REQUIREMENTS


14.1 Top-Heavy Requirements. Notwithstanding any other provisions of this Plan, the following rules shall apply for any Plan Year if as of the last day of the preceding Plan Year, based on valuations as of such date, the sum of the present value of accrued benefits and Accounts of "key employees" (within the meaning of Code section 416) exceeds 60% of a similar sum for all employees under each plan of the Employer or any Affiliated Employer in which a "key employee" participates and each other plan of the Employer or any Affiliated Employer which enables any such plan to meet the requirements of Code section 401(a)(4) or 410. A Plan Year during which such rules apply shall be known as a "Top-Heavy Plan Year."

         (a) Vesting. A Participant who is credited with an Hour of Service during the Top-Heavy Plan Year, or in any Plan Year after the Top-Heavy Plan Year, and who has completed at least three years of Service shall have a nonforfeitable right to 100% of his Employer Accounts and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). If the Plan become Top-Heavy and later ceases to be Top-Heavy, this vesting schedule shall no longer apply and benefits which have not at such time vested under this schedule shall vest only in accordance with other provisions of this Plan, provided that any Participant with at least 3 years of Service shall be entitled to continue to utilize this schedule for vesting purposes by making an election at the time and in the manner specified by the Committee.

         (b) Required Contributions. Each Employer shall contribute on behalf of each employee eligible to participate in the Plan, the lesser of:

                  (i) 3% of such employee's compensation (within the meaning of Code section 415); or

                  (ii) the percentage of such employee's compensation (within the meaning of Code section 415) which is equal to the percentage at which contributions were made for that Plan Year on behalf of the "key employee" for whom such percentage is the greatest for such Plan Year, as prescribed by Code section 416(c)(2)(B) and regulations thereunder;

                  provided, however, that any contributions for any employee required of any Employer by the above provisions of this subsection 14.1(b) shall be reduced by the amount of any Company Matching Contribution made with respect to such Plan Year for such employee under Article IV of this Plan. Any contribution made pursuant to this subsection 14.1(b) shall be allocated to the Employer K-C Stock Account on behalf of the employee for whom such contribution is made.



                                     clvii

         (c) Additional Limitations. No allocations may be made to the Account of a Participant the sum of whose defined benefit plan fraction and defined contribution plan fraction, as defined in Code section 415(e), exceeds 1.0 when the dollar amounts, as defined in Section 12.2(b) hereof, are multiplied by 1.0 rather than 1.25.

                  The provisions of this Section 14.1 shall be interpreted in accordance with the provisions of Code section 416 and any regulations thereunder, which are hereby expressly incorporated by reference.

         (d) Coordination. In the event a top heavy minimum contribution or benefit is required under this Plan or a defined benefit plan of an Employer that covers a Participant, the top heavy minimum contribution or benefit, as appropriate, shall be provided in this Plan. In the event a top heavy minimum contribution is required under this Plan or another defined contribution plan of an Employer that covers a Participant, the top heavy minimum contribution shall be provided in the other plan.


                                     clviii

                                   APPENDIX A

                     LIST OF EMPLOYERS, PARTICIPATING UNITS
                AND EFFECTIVE DATES OF PARTICIPATION IN THE PLAN

List of Employers and Participating Units                                                  Effective Date
-----------------------------------------                                                  --------------
Kimberly-Clark Corporation

(b)      Atlas Mill: All hourly employees of this unit who are represented by              April 1, 1981
         the Kimberly-Clark Atlas Union, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(c)      Beech Island Mill: All hour employees of this unit, including those on            February 1, 1968
         temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(d)      Berkeley Mills: All hourly employees of this unit, including those on             August 1, 1967
         temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(e)      Chester: All hourly employees of this unit who are represented by the             January 1, 1998
         United Paperworkers International Union, Local No. 448, including those on temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(f)      Everett: All hourly employees of this unit who are represented by the             January 1, 1998
         Association of Western Pulp and Paper Workers, Local Nos. 183 and 644,
         including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(g)      Kimtech Plant: All hourly machinist employees of this unit who are                January 1, 1988
         represented by Lodge No. 1855 of the International Association of                 (Kimtech Ltd. -
         Machinists and Aerospace Workers, AFL-CIO, including those on temporary           January 1, 1984
         assignment in other classifications or at other units or Employers, but           through December 31,
         excluding employees on temporary assignment from another unit, Employer           1987)
         or classification.

(h)      Fullerton Mill: All hourly employees of this unit who are represented             October 1, 1986
         by the Association of Western Pulp & Paperworkers, Local No. 672,                 to December 31,
         including those on temporary assignment in other classifications or at            1996
         other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.



                                      clix

List of Employers and Participating Units                                                  Effective Date
-----------------------------------------                                                  --------------
(i)      LaGrange Mill: All nonexempt salaried employees of this unit, including           January 1, 1986
         those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(j)      Lexington Mill: All nonexempt salaried employees of this unit,                    October 1, 1985
         including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(k)      Marinette: All hourly employees of this unit who are represented by the           January 1, 1998
         United Paperworkers International Union, Local No. 86 including those on temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(l)      Maumelle Facility: All nonexempt salaried employees of this unit,                 July 1, 1992
         including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(m)      Mobile: All hourly employees of this unit who are represented by the              January 1, 1998
         United Paperworkers International Union, Local Nos. 423, 1421, 1575 and
         1873, or the International Brotherhood of Electrical Workers, Local
         2129, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(n)      Munising Mill: All hourly employees of this unit who are represented by           October 1, 1982
         the United Paperworkers International Union, Locals No. 87 and 96,
         including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(o)      Neenah Mill: All hourly employees of this unit who are represented by             April 1, 1979
         The United Paperworkers International Union, affiliated with the
         AFL-CIO, Local Union No. 482, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.



                                      clx

List of Employers and Participating Units                                                  Effective Date
-----------------------------------------                                                  --------------
(p)      Neenah Paper: All hourly employees of this unit who are represented by            April 1, 1979
         the United Paperworkers International Union, Local No. 1170, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees at the Whiting Mill and employees on temporary assignment from another unit, Employer or classification.

(q)      Neenah Paper - Whiting Mill: All hourly employees of this unit who are            April 1, 1993
         represented by the United Paperworkers International Union, AFL-CIO,
         Local 370, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(r)      New Milford Mill: All hourly employees of this unit, including those on           August 1, 1967
         temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(s)      Ogden Mill: All nonexempt salaried employees of this unit, including              July 1, 1986 to
         those on temporary assignment in other classifications or at other                December 31,
         units or Employers, but excluding employees on temporary assignment               1996
         from another unit, Employer or classification.

(t)      Paris Plant: All nonexempt salaried employees of this unit, including             April 1, 1984
         those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(u)      Sani-Fresh: All hourly employees (other than "office hourly employees")           January 1, 1997
         of this unit located at San Antonio, Texas, including those on temporary assignment in other classifications or at other units or
         Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

(v)      Winslow: All hourly employees of this unit who are represented by the             January 1, 1998
         United Paperworkers International Union, Waterville Local Nos. 911 and
         431, the International Brotherhood of Electrical Workers, Local No.
         1768, the Office and Professional Employees International Union,
         AFL-CIO, Local 260 or the International Association of Machinists,
         Local 1828, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.


                                      clxi